Exhibit 99.1

Notice of Convocation of Extraordinary General Meeting of Shareholders

Date and time	Friday, January 30, 2026, at 10:00 a.m.	Table of Contents

Location	2110 Nanjo, Sakaki-machi Oaza, Hanishina-gun, Nagano	Notice of Convocation of Extraordinary General Meeting of Shareholders	1
	2nd floor meeting room, Main Building of Our Company’s Headquarters	Reference Materials for the General Meeting of Shareholders Agenda Item No.1: Approval of the Share Transfer Plan between theOur Company and TOYO INNOVEX Co., Ltd.	6
		Agenda Item No.2: Partial Modification to the Articles of Incorporation	66

		Map to the Shareholders’ Meeting Venue

	No souvenirs will be provided at the shareholders’ meeting. We appreciate your understanding.

	NISSEI PLASTIC INDUSTRIAL CO., LTD

	Code: 6293

Code: 6293
January 15, 2026
Dear Shareholders
2110 Nanjo, Sakaki-machi Oaza, Hanishina-gun, Nagano

NISSEI PLASTIC INDUSTRIAL CO., LTD
Representative Director and President	Hozumi Yoda

Notice of Convocation of Extraordinary General Meeting of Shareholders

Dear Shareholders,

We would like to express our sincere appreciation for your continued support and patronage.

We are pleased to announce you that an Extraordinary General Meeting of Shareholders of the Company will be convened as set forth below.

In convening this General Meeting of Shareholders, information constituting the contents of the Reference Materials for the General Meeting of Shareholders and other related materials (items subject to electronic provision measures) has been made available through electronic provision measures. Such information is posted on the following websites on the Internet. We kindly request that you access and review the information on any of these websites.

【Our Company’s website】 https://www.nisseijushi.co.jp/

(Please access the above website(s), and from the menu select “Shareholders & Investors,” then “IR Library,” and then “Notice of Convocation” to view the relevant materials.)

【Website Where Shareholders’ Meeting Materials Are Posted】 https://d.sokai.jp/6293/25319557/

【Tokyo Stock Exchange Website (TSE Listed Company Information Service】

https://www2.jpx.co.jp/tseHpFront/JJK010010Action.do?Show=Show

　(Alternatively, after accessing the above Tokyo Stock Exchange website, please enter and search for “NISSEI PLASTIC INDUSTRIAL” under “Issue Name (Company Name)” or our securities code “6293” under “Code,” then select “Basic Information” and “Public Inspection Documents / PR Information,” and review the information under “Notice of Convocation of General Meeting of Shareholders / General Meeting Materials” in the “Public Inspection Documents” section.)

If you do not attend the meeting in person on the day, you may exercise your voting rights by any of the methods described below. We kindly request that you review the reference materials for the General Meeting of Shareholders and exercise your voting rights accordingly.

[Exercise of Voting Rights via the Internet, etc.]
Please enter your approval or disapproval on the voting rights exercise website designated by Our Company (https://evote.tr.mufg.jp/) and exercise your voting rights no later than 5:20 p.m. on Thursday, January 29, 2026.

[Exercise of Voting Rights in Writing (by Mail)]
Please indicate your vote for or against the proposals on the Voting Rights Exercise Form and return it so that it arrives no later than 5:20 p.m. on Thursday, January 29, 2026.

1. Date and Time
Friday, January 30, 2026, at 10:00 a.m.

2. Venue
2110 Nanjo, Sakaki-machi Oaza, Hanishina-gun, Nagano
2nd floor meeting room, Main Building of Our Company’s Headquarters

(Please refer to the venue map at the end of this Notice.)

3. Purpose of the Meeting
Matters to Be Resolved:

•	Proposal No. 1: Approval of the Share Transfer Plan between Our Company and TOYO INNOVEX Co., Ltd.
•	Proposal No. 2: Partial Modification to the Articles of Incorporation

4. Guidance on the Exercise of Voting Rights

(1) Treatment of Voting Rights Exercise Forms with No Indication of Approval or Disapproval
If no indication of approval or disapproval is made for any proposal on the voting rights exercise form, such proposal will be treated as having been approved.

(2) Exercise of Voting Rights by Proxy
If you are unable to attend the general meeting of shareholders, you may appoint one (1) other shareholder of Our Company who holds voting rights as your proxy to attend the meeting on your behalf. Please note, however, that the proxy must submit their own voting rights exercise form as well as a document evidencing the authority of proxy.

(3) Revisions to Items Subject to Electronic Provision
In the event that any revisions are made to the Items Subject to Electronic Provision, notice thereof, together with the details before and after such revisions, will be posted on the above-mentioned websites.

◎ If you attend the meeting in person, please be sure to submit your Voting Rights Exercise Form at the reception desk at the venue.

◎ In accordance with applicable laws and regulations and the provisions of Article 15 of the Articles of Incorporation of the Our Company, the contents of the financial statements, etc. for the most recent fiscal year of TOYO INNOVEX Co., Ltd. are omitted from the documents delivered to shareholders.

Guide to the Exercise of Voting Rights

Voting rights at the General Meeting of Shareholders are an important right of our shareholders.
We kindly request that you review the Reference Materials for the General Meeting of Shareholders and exercise your voting rights.

There are three methods available for exercising your voting rights, as described below.

Instructions for Completing the Voting Rights Exercise Form

If voting rights are exercised both in writing (by mail) and via the Internet, etc., the voting rights exercised via the Internet, etc. shall be deemed valid.

In addition, if voting rights are exercised multiple times via the Internet, etc., the voting rights exercised last shall be deemed valid.

Guide to the Exercise of Voting Rights via the Internet, etc.

How to Use the QR Code	How to Enter the Login ID and Temporary Password

By scanning the QR code printed on the Voting Rights Exercise Form, you can log in to the voting rights exercise website without entering the login ID or temporary password shown on the form.	Voting Rights Exercise Website https://evote.tr.mufg.jp/

If you have any questions regarding how to operate a personal computer, smartphone, or other device when exercising your voting rights via the Internet, please contact the number shown on the right.	Mitsubishi UFJ Trust and Banking Corporation Securities Agency Department Help Desk Tel: 0120-173-027 (Toll-free / Service hours: 9:00 a.m. to 9:00 p.m.)

Institutional investors may use the electronic voting platform for institutional investors operated by ICJ, Inc.

Reference Materials for the General Meeting of Shareholders

Agenda Items and Reference Matters

Agenda Item No. 1: Approval of the Share Transfer Plan between Our Company and TOYO INNOVEX Co., Ltd.

Our Company and TOYO INNOVEX Co., Ltd. (“TOYO”; collectively, Our Company and TOYO are referred to as the “Companies”) have agreed to establish GMS Group Co., Ltd. (the “Joint Holding Company”) as the Companies' wholly owning parent company through a joint share transfer (the “Share Transfer”) with the effective date scheduled for April 1, 2026 (the “Effective Date”), and to implement a business integration of the Companies (the “Business Integration”), and pursuant to resolutions passed at their respective meeting of the board of directors held on November 14, 2025, the Companies have entered into a Business Integration Agreement (the “Business Integration Agreement”) based on the principle of equality and have jointly prepared a share transfer plan (the “Share Transfer Plan”).

Accordingly, through this proposal, we respectfully request the approval of the Share Transfer Plan.
The reasons for conducting the Share Transfer, an overview of the contents of the Share Transfer Plan, and other matters related to this proposal are as set forth below.

1.	Reasons for Conducting the Share Transfer
(1)	Business Development Status of the Companies

Since its founding in 1947, Our Company has pursued the manufacture and sale of injection molding machines, which mold plastics using heat and pressure from resin raw materials, under its corporate philosophy of “As a global company, Our Company will enrich communities through plastics.” Our Company is a specialized manufacturer focused solely on products related to injection molding machines. Its overseas sales accounted for 66.8% for the fiscal year ending March 2025, reflecting its global business expansion. Our Company maintains manufacturing bases in five countries: Japan, China, Thailand, the United States, and Italy, with a new factory scheduled for construction in India. Our Company’s Fifth Medium-Term Management Plan (FY2025-FY2027), announced in June 2025, sets the goal of “creating a platform that connects our group and customers through DX” in three years. Our Company is striving to realize this vision by implementing management policies focused on: “Strengthening global management,” “Expanding human capital,” “Further evolving products using DX technologies,” “Pursuing proactive sales initiatives,” “Strengthening production systems,” and “Strengthening risk management systems.”

Meanwhile, since its founding in 1925, TOYO has continuously manufactured and sold industrial machinery to meet evolving market needs. Marking its 100th anniversary, TOYO adopted the purpose of “Enriching the future and bringing smiles to the world through Molding Innovation and Customers’ Value Up.” Currently, in addition to injection molding machines, TOYO manufactures and sells die casting machines that cast materials such as aluminum. TOYO is a specialized manufacturer of molding-related machinery. For the fiscal year ending March 2025, sales related to injection molding machines accounted for 73.2%, while those related to die casting machines accounted for 26.8%. Overseas sales constituted 69.5% of total sales, reflecting the company’s global business expansion. TOYO maintains manufacturing bases in two countries: Japan and China. In April 2024, TOYO announced its Medium-Term Management Plan 2026 (FY2024-FY2026). Under the vision “Making Molding Easier!”, the company is committed to “Improving Sustainable Earning Power”, “Creating Molding Innovation and Evolving Customers' Value Up”, and “further strengthening of the management foundation” as its fundamental management policies, striving for medium- to long-term corporate value expansion.

(2)	Background to the Business Integration

As described above, the Companies are specialized manufacturers of molding-related machinery. However, the environment surrounding the Companies is becoming increasingly uncertain and challenging. To continue earning customers' support, innovation has become more important than ever. Specifically, the Companies face the following challenges:

–	Stagnating demand and soaring costs due to heightened geopolitical risks
–	Intensified global competition driven by the rise of Asian companies
–	Shortage of skilled workers, as well as increasing demand for innovative products contributing to environmental conservation
–	The rise of emerging markets such as India and the emergence of new growth markets such as EV/PHV
–	The need to strengthen responsiveness in customer support system

Through extensive discussions, the Companies reached a shared understanding that relying solely on traditional approaches imposes limits on growth and long-term viability within the current challenging business environment. Furthermore, they determined that this Business Integration would enable initiatives that could not be achieved individually. Accordingly, the Business Integration is expected to maximize the value of the Companies, benefiting stakeholders including customers, employees, and shareholders.

(3)	Reasons for Identifying Each Other as the Best Partner

The Companies believe that their fundamental philosophies and corporate cultures are highly aligned, as both are specialized manufacturers sharing the vision of contributing to society through “molding.” The shared ambition to become a top-tier company in Japan with a significant global presence also served as a driving force to pursue the Business Integration.

Furthermore, the Companies' product portfolios for injection molding machines are complementary in many aspects. Generally, companies in the same industry that compete with each other cannot avoid cannibalization and find it difficult to achieve synergy effects. However, in the case of the Companies' combination, while some overlap requires consolidation, they are complementary in many areas, and the Companies expect synergies in sales. The table below organizes the Companies' injection molding machines by size (clamping force) and drive type. Note that Our Company does not manufacture or sell die casting machines, which TOYO manufactures, creating a fully complementary relationship in this segment.

Table of the Companies' Injection Molding Machines by Size (Clamping Force) and Drive Type

	Small Up to 500t	Medium 501t–1,000t	Large 1,001t–2,000t	Super Large 2,001t and above
Electric	N /T	T	T

Hybrid	N	N	N	N
Hydraulic	N	N	N

Note: N = Our Company, T = TOYO

Furthermore, as described below, the Companies have confirmed the potential for synergies and determined that the combination of the Companies would contribute to maximizing corporate value.

(4)	Vision

The Companies aim to become a “global leading group contributing to the creation of new customer value through molding innovation.” This vision embodies the diverse aspirations of the Companies. For example, the Companies aim to provide not only molding machines but also platforms and solutions with a customer-centric approach. Furthermore, the Companies aspire to form a group that serves as a catalyst for industrial reorganization and plays a central role globally. The “GMS” in the Joint Holding Company's name stands for “Global Molding Solutions,” embodying these aspirations. The Companies also aim to build a group where employees can work with vitality and take pride in belonging to a global industry-leading group.

(5)	Anticipated Synergies

Through the Business Integration, the Companies anticipate the following synergies, which are organized by value chain segment.

(i)	Design Engineering & Development
–	Improved competitiveness through in-house production and integration of control system technologies
–	Cost reduction through sharing of mechanical components
–	Accelerated development speed and innovation through sharing the technical know-how
–	Resource optimization through model consolidation
–	Improved environmental capability, including compliance with European recycling standards (DfR)
(ii)	Procurement
–	Realized scale advantages through joint/centralized purchasing
–	Expansion and strengthening of overseas supplier base
–	Streamlined procurement management operations
(iii)	Manufacturing
–	Improved production efficiency through the integration and mutual utilization of manufacturing bases
–	Shortened delivery times and improved reliability through inspection process automation
(iv)	Sales
–	Strengthened marketing functions
–	Increased Sales through cross-selling
–	Expanded product lineup
(v)	Service
–	Strengthened service infrastructure through mutual utilization of service locations and personnel
–	Reduced inventory through standardization of service parts

2.	Summary of the Business Integration

The contents of the Share Transfer Plan entered into by Our Company and TOYO INNOVEX Co., Ltd. on November 14, 2025 are as set forth below.

Share Transfer Plan

NISSEI PLASTIC INDUSTRIAL CO., LTD. (“Nissei”) and TOYO INNOVEX Co., Ltd. (“TOYO”) having agreed to conduct a share transfer by means of a joint share transfer, hereby jointly prepare this share transfer plan (the “Share Transfer Plan”) as follows.

Article 1 (Share Transfer)

In accordance with the provisions of this Share Transfer Plan, on the Effective Date (as defined in Article 8; the same shall apply hereinafter), Nissei and TOYO shall jointly effect a share transfer (the “Share Transfer”), whereby all issued shares of Nissei and TOYO shall have their ownership transferred to a wholly-owning parent company newly incorporated through the Share Transfer (the “Holding Company”), and as a result, Nissei and TOYO shall each become wholly-owned subsidiaries of the Holding Company.

Article 2 (Purpose, Trade Name, Location of Head Office, Total Number of Authorized Shares and Other Matters to Be Provided in the Articles of Incorporation of the Holding Company)

1.	The purpose, trade name, location of head office, and total number of authorized shares of the Holding Company shall be as follows:

  (1) Purpose

The purpose of the Holding Company shall be as provided in Article 2 of the Articles of Incorporation set forth in Exhibit 1.

  (2) Trade Name

The trade name of the Holding Company shall be GMS Group Kabushiki Kaisha, and in English shall be expressed as GMS Group Co., Ltd.

  (3) Location of Head Office

The head office of the Holding Company shall be located in Chiyoda-ku, Tokyo, and its address shall be 8th Floor, Mitsubishi Building, 2-5-2 Marunouchi, Chiyoda-ku, Tokyo.

  (4) Total Number of Authorized Shares

The total number of authorized shares of the Holding Company shall be 230,000,000 shares.

2.	In addition to the matters set forth in the preceding paragraph, the other matters to be provided in the Articles of Incorporation of the Holding Company shall be as described in the Articles of Incorporation attached hereto as Exhibit 1

Article 3 (Names of Initial Directors and Initial Accounting Auditor of the Holding Company)

1.	The names of the initial directors of the Holding Company (excluding the initial directors who will serve as Audit and Supervisory Committee Members) shall be as follows:

Director (Scheduled to be appointed as Chairman and Chief Executive Officer): Hozumi Yoda

Director (Scheduled to be appointed as President and Chief Operating Officer): Yoshiaki Tabata

Director: Akihiko Imai

Director: Masato Sakai

2.	The names of the initial directors who will serve as Audit and Supervisory Committee Members of the Holding Company shall be as follows:

Audit and Supervisory Committee Member: Stephen Bruce Moore (Outside Director)

Audit and Supervisory Committee Member: Nishida Haruko (Outside Director)

Audit and Supervisory Committee Member: Amane Sawa (Outside Director)

Audit and Supervisory Committee Member: Yasuko Yokosawa (Outside Director)

3.	The name of the initial accounting auditor of the Holding Company shall be:

Grant Thornton Taiyo LLC

Article 4 (Shares to Be Delivered Upon the Share Transfer and Allotment Thereof)

1.	Upon the Share Transfer, the Holding Company shall deliver to the shareholders of Nissei and TOYO as of the time immediately prior to the acquisition by the Holding Company of all issued shares of Nissei and TOYO (the “Reference Time”), shares of common shares of the Holding Company (the “Delivered Shares”) corresponding to the total of:

(i) the number of shares of common share of Nissei issued as of the Reference Time multiplied by 2, and

(ii) the number of shares of common share of TOYO issued as of the Reference Time multiplied by 1.51.

2.	The Holding Company shall allot the Delivered Shares to the shareholders of Nissei and TOYO as of the Reference Time in accordance with the following share transfer ratio (the “Share Transfer Ratio”):

  (1) To shareholders of Nissei, for each share of common stock of Nissei held, 2 shares of common stock of the Holding Company shall be allotted.

  (2) To shareholders of TOYO, for each share of common stock of TOYO held, 1.51 shares of common stock of the Holding Company shall be allotted.

3.	In the event that fractions of less than one full share arise as a result of the calculations in the preceding paragraphs, such fractions shall be handled in accordance with Article 234 of the Companies Act and other applicable laws and regulations.

Article 5 (Share Options to Be Delivered and Allotment Thereof in Connection with the Share Transfer)

1.	Delivery of Share Options
Upon the Share Transfer, the Holding Company shall deliver to each holder of the share options issued by Nissei and listed in Column (1) of items (i) through (xv) of the table below as of the Reference Time, in replacement of the share options held by such holders, the same number of share options of the Holding Company as twice the total number of the corresponding share options of Nissei held by such holders as of the Reference Time, as listed in Column (2) of the table below.
Items	Column (1)		Column (2)
	Title	Details	Title	Details
(i)	Series 1 Share Options	Exhibit 2 (i)	Series 1 Share Options	Exhibit 3 (i)
(ii)	Series 2 Share Options	Exhibit 2 (ii)	Series 2 Share Options	Exhibit 3 (ii)
(iii)	Series 3 Share Options	Exhibit 2 (iii)	Series 3 Share Options	Exhibit 3 (iii)
(iv)	Series 4 Share Options	Exhibit 2 (iv)	Series 4 Share Options	Exhibit 3 (iv)
(v)	Series 5 Share Options	Exhibit 2 (v)	Series 5 Share Options	Exhibit 3 (v)
(vi)	Series 6 Share Options	Exhibit 2 (vi)	Series 6 Share Options	Exhibit 3 (vi)

(vii)	Series 7 Share Options	Exhibit 2 (vii)	Series 7 Share Options	Exhibit 3 (vii)
(viii)	Series 8 Share Options	Exhibit 2 (viii)	Series 8 Share Options	Exhibit 3 (viii)
(ix)	Series 9 Share Options	Exhibit 2 (ix)	Series 9 Share Options	Exhibit 3 (ix)
(x)	Series 10 Share Options	Exhibit 2 (x)	Series 10 Share Options	Exhibit 3 (x)
(xi)	Series 11 Share Options	Exhibit 2 (xi)	Series 11 Share Options	Exhibit 3 (xi)
(xii)	Series 12 Share Options	Exhibit 2 (xii)	Series 12 Share Options	Exhibit 3 (xii)
(xiii)	Series 13 Share Options	Exhibit 2 (xiii)	Series 13 Share Options	Exhibit 3 (xiii)
(xiv)	Series 14 Share Options	Exhibit 2 (xiv)	Series 14 Share Options	Exhibit 3 (xiv)
(xv)	Series 15 Share Options	Exhibit 2 (xv)	Series 15 Share Options	Exhibit 3 (xv)
2.	Allocation of Share Options
Upon the Share Transfer, the Holding Company shall, to each holder of the share options issued by Nissei as of the Record Time, allot two (2) share options of the Holding Company listed in Column (2) for each share option listed in Column (1) under items (i) through (xv) in the table in the preceding paragraph held by such holder.

Article 6 (Amount of Capital and Reserves of the Holding Company)

The amounts of capital and reserves of the Holding Company as of the Effective Date shall be as follows:

(1) Amount of capital: JPY 300 million
(2) Amount of capital reserve: JPY 75 million
(3) Amount of earned surplus reserve: JPY 0
(4) Amount of capital surplus: The amount obtained by deducting the total amount set forth in items (1) and (2) above from the amount of changes in shareholders’ equity as prescribed in Article 52, Paragraph 1 of the Regulation on Corporate Accounting.

Article 7 (Dividends of Surplus, etc.)

1.	Nissei may, with March 31, 2026 as the record date, pay dividends of surplus up to JPY 21 per share of its common share.
2.	TOYO may, with March 31, 2026 as the record date, pay dividends of surplus up to JPY 17.5 per share of its common share.
3.	Except as provided in the preceding two paragraphs, neither Nissei nor TOYO shall, during the period from the date of the execution of this Share Transfer Plan until the Effective Date, resolve to pay dividends of surplus with a record date prior to the Effective Date.

Article 8 (Effective Date of Establishment of the Holding Company)

The date on which the incorporation of the Holding Company shall be registered (the “Effective Date”) shall be April 1, 2026; provided, however, that if deemed necessary due to the progress of the procedures for the Share Transfer or other reasons, Nissei and TOYO may, upon mutual consultation and agreement, change such date.

Article 9 (Shareholders’ Meetings to Approve the Share Transfer Plan)

1.	Nissei and TOYO shall each convene an extraordinary general meeting of shareholders on January 30, 2026 to seek approval for this Share Transfer Plan and other matters necessary for the Share Transfer.
2.	If deemed necessary due to the progress of the procedures for the Share Transfer or other reasons, Nissei and TOYO may, upon mutual consultation and agreement, change the dates of the shareholders’ meetings referred to in the preceding paragraph.

Article 10 (Listing of Shares and Shareholder Registry Administrator)

1.	Nissei and TOYO shall cooperate and consult with each another to take necessary procedures so that the shares of common share of the Holding Company will be listed on the Tokyo Stock Exchange Prime Market as of the Effective Date.
2.	The shareholder registry administrator of the Holding Company at the time of its establishment shall be Mitsubishi UFJ Trust and Banking Corporation.

Article 11 (Cancellation of Treasury Shares)

Nissei and TOYO shall, by the Effective Date, cancel such number of treasury shares held by each of them (including treasury shares acquired in response to requests for share purchase made by dissenting shareholders in connection with the Share Transfer) as can be practically canceled.

Article 12 (Business Operations, etc.)

1.	During the period from the execution of this Share Transfer Plan until the Effective Date, Nissei and TOYO shall each manage and operate their businesses and assets with the due care of a prudent manager, and shall ensure that their respective subsidiaries (as defined in Article 8, Paragraph 3 of the Regulation on Terminology, Forms, and Preparation Methods of Financial Statements) do the same.
2.	If either Nissei or TOYO becomes aware of any circumstance or event that is likely to materially affect the execution of the Share Transfer or the reasonableness of the Share Transfer Ratio during the period from the execution of this Share Transfer Plan until the Effective Date, they shall promptly notify the other party in writing and consult in good faith regarding its handling.

Article 13 (Effectiveness of this Share Transfer Plan)

This Share Transfer Plan shall cease to be effective if approval for this Share Transfer Plan and other matters necessary for the Share Transfer is not obtained at either of the shareholders’ meetings of Nissei or TOYO prescribed in Article 9, or if the Share Transfer is discontinued pursuant to the following Article.

Article 14 (Amendment of Conditions and Discontinuation of Share Transfer)

If any of the following events occurs between the date of execution of this Share Transfer Plan and the day before the Effective Date, Nissei and TOYO may, upon mutual agreement, amend the conditions of the Share Transfer or the contents of this Share Transfer Plan, or discontinue the Share Transfer:

(1) A material change arises in the financial or operational condition of Nissei or TOYO, or a factor that is likely to materially affects such conditions becomes apparent.
(2) A material event arises or becomes apparent that hinders the execution of the Share Transfer.
(3) The achievement of the purpose of the Share Transfer becomes significantly difficult.

Article 15 (Matters for Consultation)

In addition to the matters provided for in this Share Transfer Plan, any matters not provided herein and any other matters necessary for the Share Transfer shall be determined in accordance with the purpose and intent of this Share Transfer Plan, upon good-faith consultation and mutual consultation and agreement between Nissei and TOYO in accordance with the intent of this Share Transfer Plan.

IN WITNESS WHEREOF, this Share Transfer Plan is executed in two (2) originals, and each of Nissei and TOYO shall, after affixing its seal, retain one (1) original.

14 November, 2025

Nissei：2110 Nanjo, Sakaki-machi, Hanishina-gun, Nagano

NISSEI PLASTIC INDUSTRIAL CO., LTD.

Representative Director and President, Hozumi Yoda

IN WITNESS WHEREOF, this Share Transfer Plan is executed in two (2) originals, and each of Nissei and TOYO shall, after affixing its seal, retain one (1) original.

14 November, 2025

TOYO：523-1 Nishinoyama, Hukusato, Hutami-cho, Akashi-shi, Hyogo

TOYO INNOVEX Co., Ltd.

Representative Director and President, Yoshiaki Tabata

Exhibit 1

GMS Group Co., Ltd.

ARTICLES OF INCORPORATION

GMS Group Co., Ltd.

ARTICLES OF INCORPORATION

ARTICLES OF INCORPORATION

CHAPTER I 　　GENERAL PROVISIONS

Article 1. (Trade Name)

The name of the Company shall be GMS Group Kabushiki Kaisha, and in English, shall be GMS Group Co., Ltd.

Article 2. (Purpose)

1.	The purpose of the Company is to control or manage the business activities of companies engaged in the following businesses, or foreign companies engaged in equivalent businesses, by owning shares or equity interests in such companies.
(1)	Manufacture, sale, design, and repair of industrial machinery, other general machinery and equipment, and related parts, devices, facilities, and systems.
(2)	Manufacture and sale of molds and mold-related machinery, devices, and systems.
(3)	Manufacture and sale of synthetic resin products.
(4)	Manufacture, processing, and sale of metals and metal products.
(5)	Manufacture and sale of wires and vehicle parts.
(6)	Manufacture, processing, and sale of textile and chemical products.
(7)	Other businesses relating to any of the preceding subparagraphs.
2.	The Company may engage in any and all businesses incidental or related to the foregoing items.

Article 3. (Location of Head Office)

The head office of the Company shall be located in Chiyoda-ku, Tokyo.

Article 4. (Organizations)

In addition to the General Meeting of Shareholders and Directors, the Company shall have the following organizations:

(1)	Board of Directors
(2)	Audit and Supervisory Committee
(3)	Accounting Auditors

Article 5. (Method of Announcing Public Notices)

Public notices of the Company shall take the form of electronic announcements; provided, however, that in the event that electronic announcements cannot be made due to accidents or other unavoidable circumstances, public notices shall be given in the Nihon Keizai Shimbun.

CHAPTER II 　　SHARES

Article 6. (Total Number of Authorized Shares)

The total number of authorized shares of the Company shall be 230,000,000shares.

Article 7. (Acquisition of the Company’s Own Shares)

The Company may purchase its own shares through market transactions and otherwise by resolution of the Board of Directors, in accordance with the provisions of Article 165, Paragraph (2) of the Companies Act.

Article 8. (Number of Shares Constituting One Unit)

One hundred (100) shares of the Company shall constitute one Unit.

Article 9. (Rights of Shareholders Owing Shares Constituting Less than One Unit)

Shareholders owning shares constituting less than one Unit shall not be entitled to exercise any rights except those stated below:

(1)	Rights listed in each Item of Article 189, Paragraph 2 of the Companies Act;
(2)	Right to request the acquisition of shares subject to a call for acquisition;
(3)	Right to receive allotment of offered shares and offered share options;
(4)	Right to request the Company to sell additional shares to constitute one Unit as provided in the following Article.

Article 10. (Request for Sale of Shares by Shareholders Owing Shares Less than One Unit)

Any shareholder owning shares constituting less than one Unit may request the Company to sell such number of additional shares as is necessary to constitutes one Unit together with the shares already held by the shareholder.

Article 11. (Administrator of Shareholder Registry)

1.	The Company shall appoint an Administrator of Shareholder Registry.
2.	The Administrator of Shareholder Registry and its place where its business is handled shall be selected by the Board of Directors or a Director delegated by resolution of the Board of Directors.
3.	The preparation and maintenance of the Shareholder Registry of and Share Options Registry of the Company, and all other administrative affairs relating thereto, shall be entrusted to the Administrator of Shareholder Registry and shall not be handled by the Company.

Article 12. (Rules of Share Handling)

The procedures and fees relating to entries or records in the Shareholder Registry or Share Options Registry, the purchase or additional sales of shares constituting less than one Unit, and all other concerning shares or share options shall be governed by the Rules of Share Handling to be determined by the Board of Directors or a Director delegated by a resolution of the Board of Directors as well as laws and these Articles of Incorporation.

CHAPTER III 　　GENERAL MEETING OF SHAREHOLDERS

Article 13. (Convocation)

An Ordinary General Meeting of Shareholders of the Company shall be convened in June of every year, and an Extraordinary General Meeting of Shareholders shall be convened from time to time.

Article 14. (Record Date for Ordinary General Meeting of Shareholders)

The record date for voting rights at the Ordinary General Meeting of Shareholders of the Company shall be March 31, of each year.

Article 15. (Person to Convene a General Meeting of Shareholders and Chairman thereof)

1.	Unless otherwise provided by laws and regulations, the General Meeting of Shareholders shall be convened and chaired by the Chairman and Representative Director, or the President and Representative Director according to the order of preference determined in advance by the Board of Directors.
2.	If case both the Chairman and Representative Director and President and Representative Director who shall serve as Chairperson pursuant to the preceding paragraph are prevented from so acting, another Director shall convene and chair the General Meeting of Shareholders according to the order of preference determined in advance by the Board of Directors.

Article 16. (Provision of Documents for General Meeting of Shareholders in Electronic Format, etc.)

1.	In convening a General Meeting of Shareholders, the Company shall provide information that constitutes the contents of the reference documents, etc. for the General Meeting of Shareholders in an electronic format.
2.	Among the contents provided in an electronic format, the Company may omit all or part of matters prescribed by the ministerial ordinances of the Ministry of Justice from documents that will be delivered to shareholders who requested the delivery of such documents by the record date for voting rights.

Article 17. (Method of Resolutions)

1.	Resolutions of the General Meeting of Shareholders shall be adopted by a simple majority of the votes of the shareholders present thereat unless otherwise provided by laws or these Articles of Incorporation.
2.	Resolutions described in Article 309, Paragraph 2 of the Companies Act shall be adopted at a meeting, when shareholders holding one-third (1/3) or more of the votes of all the shareholders of the Company who are entitled to exercise voting rights are present and when approved by two-thirds (2/3) or more of the votes of the shareholders present thereat.

Article 18. (Voting by Proxy)

1.	A shareholder may exercise voting rights by authorizing as proxy one other shareholder with a voting right of the Company.
2.	Such shareholder or proxy must submit to the Company a written document evidencing the power of representation at each General Meeting of Shareholders.

Article 19. (Minutes)

Minutes shall be prepared for the proceedings of the General Meeting of Shareholders. The minutes shall contain a summary of the course of the proceedings and their results, as well as other matters prescribed by laws.

CHAPTER IV　DIRECTORS AND BOARD OF DIRECTORS

Article 20. (Number of Members)

1.	The Company shall have no more than twelve (12) Directors (excluding Directors serving as Audit and Supervisory Committee Members).
2.	The Company shall have no more than five (5) Directors serving as the Audit and Supervisory Committee Members.

Article 21. (Method of Election)

1.	Directors shall be elected at a General Meeting of Shareholders. However, Directors serving as Audit and Supervisory Committee Members shall be elected separately from other Directors.
2.	The election of Directors shall be made by a majority vote of the shareholders present at a meeting where shareholders holding one-third (1/3) or more of the voting rights of all shareholders who are entitled to exercise voting rights are present.
3.	The election of Directors shall not be conducted by cumulative voting.

Article 22. (Term of Office)

1.	The term of office of Directors (excluding Directors serving as an Audit and Supervisory Committee Members) shall expire at the end of the Ordinary General Meeting of Shareholders held with respect to the last of the fiscal years that end within one (1) year after they are elected.
2.	The term of office of Directors serving as an Audit and Supervisory Committee Members shall expire at the end of the Ordinary General Meeting of Shareholders held with respect to the last of the fiscal years that end within two (2) years after they are elected.
3.	The term of office of any Director (excluding Directors serving as an Audit and Supervisory Committee Members) elected as additional members or to fill a vacancy shall expire upon the expiration of the term of office of the current Directors (excluding Directors serving as an Audit and Supervisory Committee Members).
4.	The term of office of any Director serving as an Audit and Supervisory Committee Member elected to fill a vacancy shall be the remaining term of the predecessor who served as an Audit and Supervisory Committee Member.
5.	The effective period when the resolution of election substitute Directors serving as an Audit and Supervisory Committee Member appointed pursuant to Article 329, Paragraph 3 of the Companies Act shall expire at the beginning of the Ordinary General Meeting of Shareholders held with respect to the last of the fiscal years that end within two (2) years after they are elected.

Article 23. (Representative Directors and Executive Directors)

1.	The Board of Directors shall elect Representative Directors from among Directors (excluding Directors serving as an Audit and Supervisory Committee Member) by its resolution.

2.	The Board of Directors may determine, from among Directors(excluding Directors serving as an Audit and Supervisory Committee Member), one Chairman, one President, and a certain number of Vice Presidents.

Article 24. (Board of Directors and Person to Convene a Meeting of the Board of Directors and Chairman thereof)

1.	Unless otherwise provided by laws and regulations, the Board of Directors shall be convened and chaired, by the Chairman and Representative Director or the President and Representative Director according to the order of preference determined in advance by the Board of Directors.
2.	If case the Chairman and President who shall serve as Chairperson pursuant to the preceding paragraph are prevented from so acting, another Director shall convene and chair the Board of Directors, according to the order of preference determined in advance by the Board of Directors.

Article 25. (Notice of Meeting of Board of Directors)

1.	Notice of a meeting of the Board of Directors shall be sent to each Director three (3) days prior to the date of the meeting; provided, however, that such period of notice may be shortened in the event of an emergency.
2.	The Board of Directors may convene without following the convening procedures when all Directors consent.

Article 26. (Method of Resolutions at Board of Directors Meeting)

Resolutions of the Board of Director shall be adopted by a majority vote of the Directors present at a meeting where a majority of Directors who are entitled to vote are present.

Article 27. (Omission of Resolutions at Board of Directors Meeting)

A resolution of the Board of Directors shall be deemed to have been adopted when the requirements of Article 370 of the Companies Act are satisfied.

Article 28. (Delegation of Decisions on Important Business Execution)

The Company may, in accordance with Article 399-13, Paragraph (6) of the Companies Act, delegate all or part of the decisions on important business execution (excluding matters listed in each item of Paragraph (5) of the same Article) to the Directors by resolution of the Board of Directors.

Article 29. (Rules of Board of Directors)

Matters concerning the Board of Directors shall be governed by laws, these Articles of Incorporation, and the Rules of the Board of Directors established by the Board of Directors.

Article 30. (Remunerations, etc.)

The compensation, including remunerations, bonuses, and other financial benefits paid by the Company as consideration for the execution of duties by Directors ("Remunerations, etc.") shall be determined by resolution of the General Meeting of Shareholders, separately for Directors who are Audit and Supervisory Committee Members and Directors who are not.

Article 31. (Limitation of Liability of Directors)

1.	The Company may, in accordance with the provisions of Article 426, Paragraph (1) of the Companies Act and by a resolution of the Board of Directors, exempt Directors (including former Directors) from their liabilities for damages arising under Article 423, Paragraph (1) of the Companies Act, to the extent permissible by laws.
2.	The Company may, in accordance with Article 427, Paragraph (1) of the Companies Act, execute contracts with Directors (excluding Executive Directors, etc.) to limit their liabilities for damages arising under Article 423, Paragraph (1) of the Companies Act; provided, however, that the maximum limit of liabilities for damages under such contracts shall be the amount prescribed by laws and regulations.

CHAPTER V AUDIT & SUPERVISORY COMMITTEE

Article 32. (Notice of Meeting of Audit and Supervisory Committee)

1.	Notice of a meeting of the Audit and Supervisory Committee shall be sent to each Director serving as Audit and Supervisory Committee Member three (3) days prior to the date of the meeting; provided, however, that such period of notice may be shortened in the event of an emergency.
2.	The meeting of the Audit and Supervisory Committee may convene without following the convening procedures when all Directors serving as Audit and Supervisory Committee Member consent.

Article 33. (Method of Resolutions at Audit and Supervisory Committee Member)

Resolutions of the Audit and Supervisory Committee shall be adopted by a majority vote of the Audit and Supervisory Committee Members present at a meeting where a majority of the Audit and Supervisory Committee Members who are entitled to vote are present.

Article 34. (Rules of Audit and Supervisory Committee Member)

Matters concerning the Audit and Supervisory Committee shall be governed by laws and regulations, these Articles of Incorporation, and the Rules of the Audit and Supervisory Committee established by the Audit and Supervisory Committee.

CHAPTER VI ACCOUNTING AUDITORS

Article 35. (Election of Accounting Auditors)

The Accounting Auditors shall be elected at the General Meeting of Shareholders.

Article 36. (Term of Office of Accounting Auditors)

1.	The term of office of the Accounting Auditors shall expire at the close of the Ordinary General Meeting of Shareholders held with respect to the last of the fiscal years that end within one (1) year after they are elected.
2.	The Accounting Auditors shall be deemed reelected at the meeting, unless otherwise resolved at the Ordinary General Meeting of Shareholders described in the preceding paragraph.

Article 37. (Remunerations)

The Remunerations, etc. of the Accounting Auditors are fixed by the Representative Directors with the consent of Audit and Supervisory Committee.

CHAPTER VII ACCOUNTS

Article 38. (Fiscal Year)

The fiscal year of the Company shall commence on April 1 and end on March 31 of each year.

Article 39. (Authority to Decide Dividends of Surplus, etc.)

The Company may, by resolution of the Board of Directors, determine the matters listed in each item of Article 459, Paragraph (1) of the Companies Act unless otherwise provided by laws.

Article 40. (Record Date for Dividends of Surplus)

The record date for year-end dividends of the Company shall be March 31 of each year, and the record date for the interim dividends of the Company shall be September 30 of each year.

Article 41. (Statute of Limitations for Dividends, etc.)

1.	The Company shall be relieved of its obligation to pay any dividends or interim dividends after three (3) years from the date on which such dividends became due and payable if the dividend property is money.
2.	No interest shall be paid on the dividends of surplus.

SUPPLEMENTARY PROVISIONS

Article 1. (First Fiscal Year)

Notwithstanding the provisions of the Article 38, the first fiscal year of the Company shall be from the date of the establishment of the Company to March 31, 2027.

Article 2. (Remuneration of the Initial Directors, etc.)

1.	Notwithstanding the provision of the Article 30, the total amount of monetary Remuneration paid to Directors (excluding Directors serving as an Audit and Supervisory Committee Member) from the date of the establishment of Company until the end of the first Ordinary General Meeting of Shareholders shall not exceed 300 million yen per year.
2.	Notwithstanding the provision of the Article 30, the total amount of Remuneration paid to Directors serving as an Audit and Supervisory Committee Member from the date of the establishment of Company until the end of the first Ordinary General Meeting of Shareholders shall not exceed 70 million yen per year.
3.	Notwithstanding the provisions of Article 30, from the date of the establishment of the Company until the conclusion of the first Ordinary General Meeting of Shareholders, among the Remunerations, etc. to be paid to Directors (excluding Directors serving as Audit and Supervisory Committee Members, the “Subject Director”), the monetary remuneration claims granted for the purpose of granting Restricted Shares to Subject Directors shall be provided separately from the remuneration limit specified in Paragraph (1), and the details thereof shall be as set forth below.
(1)	The total amount of such monetary remuneration claims granted to the Subject Director shall be 100 million yen per year.

(2)	Each Subject Director shall, pursuant to a resolution of the Board of Directors, contribute the entire amount of such monetary remuneration claims as property contributed in kind to the Company and receive the issuance or disposal of shares of the Company’s common shares in return. The total number of shares of common shares to be issued or disposed of to the Subject Director shall not exceed 377,500 shares; provided, however, that in the event of a share split (including a free allotment of shares) or a reverse share split of the Company’s common shares, such number shall be reasonably adjusted according to the applicable ratio.
(3)	The payment amount per share for the shares of common shares to be issued or disposed of to the Subject Director shall be the closing price of the Company’s common shares on the Tokyo Stock Exchange on the business day immediately preceding the date of the resolution of the Board of Directors for such issuance or disposition (or, if no transaction is executed on that day, the closing price on the most recent trading day prior thereto). Upon such issuance or disposition of its common shares, the Company and each Subject Director shall enter into a Restricted Share Allotment Agreement (the “Allotment Agreement”) providing, in substance, the matters set forth below; and the shares of common shares allotted pursuant to the Allotment Agreement (the “Allotted Shares”) shall be subject to such terms.
(i)	The Subject Director shall not, during the period from the date on which the Allotted Shares are allotted (the “Allotment Date”) until the time when the Subject Director resigns from all positions as a Director of the Company and as a Director of any subsidiary of the Company (the “Restriction Period”), transfer, create a security interest in, or otherwise dispose of the Allotted Shares.
(ii)	If the Subject Director continuously holds a position as a Director of the Company or as a Director of a subsidiary of the Company throughout the Restriction Period, the transfer restriction on all of the Allotted Shares shall be lifted upon expiration of the Restriction Period.
(iii)	If the Subject Director falls under any of the events specified in the Allotment Agreement, including cases where the Subject Director is to resign from all positions as a Director of the Company and as a Director of a subsidiary of the Company due to reasons other than death, expiration of term, or other justifiable grounds, the Company shall acquire all of the Allotted Shares without compensation.

(iv)	Notwithstanding the provisions of item (ii) above, if the Subject Director dies or resigns from all positions as a Director of the Company and as a Director of a subsidiary of the Company during the period from the day after the date of the Ordinary General Meeting of Shareholders of the Company for the fiscal year that includes the Allotment Date until the date of the next Ordinary General Meeting of Shareholders due to justifiable grounds, the transfer restriction shall be lifted, at the time of such resignation, with respect to a number of the Allotted Shares reasonably determined based on the period during which the Subject Director held such positions within that period. In such case, the Company shall automatically acquire, without compensation, all of the Allotted Shares not released from transfer restrictions immediately after such release.
(v)	Notwithstanding items (i) and (ii) above, if matters relating to organizational restructuring, such as a merger in which the Company becomes the disappearing company, a share exchange in which the Company becomes a wholly-owned subsidiary, or a share transfer, are approved at a General Meeting of Shareholders of the Company (or, if such approval is not required, by a resolution of the Board of Directors), the Company may lift the transfer restriction, prior to the effective date of such organizational restructuring, with respect to a number of the Allotted Shares reasonably determined based on the period from the month following the date of the Ordinary General Meeting of Shareholders for the fiscal year that includes the Allotment Date until the date of such approval; provided, however, that this shall not apply where an entity other than the Company involved in such restructuring allots to the Subject Director shares of such entity that are subject to transfer restrictions. In such case, the Company shall automatically acquire, without compensation, all of the Allotted Shares not released from transfer restrictions immediately after such release.
(vi)	Other matters concerning to the Allotment Agreement shall be determined by the Board of Directors of the Company.

Article 3. (Succession of Transfer Restrictions, etc.)

As of April 1, 2026, the Company shall succeed to the contractual position as well as the rights and obligations of TOYO INNOVEX Co., Ltd (“TOYO INNOVEX”) under the restricted shares allotment agreements entered between TOYO INNOVEX and its Directors, with respect to the restricted shares granted by TOYO INNOVEX to its Directors pursuant to the Rules of Restricted Shares Remuneration (Restricted Shares) enacted May 26, 2021.

Article 4. (Deletion of These Supplementary Provisions)

These Supplementary Provisions shall be deleted upon the end of the first Ordinary General Meeting of Shareholders following the establishment of the Company.

Exhibit 2

Share Options Issued by NISSEI PLASTIC INDUSTRIAL CO., LTD.

	(i) Series 1 Share Options	(ii) Series 2 Share Options	(iii) Series 3 Share Options
Date of Resolution	June 29, 2011	June 28, 2012	June 27, 2013
Grant Date	July 15, 2011	July 13, 2012	July 12, 2013
Vesting Conditions

Within 10 days from the day following the date on which the holder loses their position as a Director of Nissei Plastic Industrial Co., Ltd. (if the tenth day falls on a holiday, the next business day).

Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	July 16, 2011 to July 15, 2046	From July 14, 2012 to July 13, 2047	From July 13, 2013 to July 12, 2048
Type, Details, and Number of Shares Underlying the Share Options	Refer to Note1 and Note 2
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 3
Conditions for Exercise of Share Options	Refer to Note 4
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of Nissei.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 5

	(iv) Series 4 Share Options	(v) Series 5 Share Options	(vi) Series 6 Share Options
Date of Resolution	June 27, 2014	June 26, 2015	June 24, 2016
Grant Date	July 14, 2014	July 13, 2015	July 11, 2016
Vesting Conditions

Within 10 days from the day following the date on which the holder loses their position as a Director of Nissei Plastic Industrial Co., Ltd. (if the tenth day falls on a holiday, the next business day).

Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	From July 15, 2014 to July 14, 2049	From July 14, 2015 to July 13, 2050	From July 12, 2016 to July 11, 2051
Type, Details, and Number of Shares Underlying the Share Options	Refer to Note1 and Note 2
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 3
Conditions for Exercise of Share Options	Refer to Note 4
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of Nissei.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 5

	(vii) Series 7 Share Options	(viii) Series 8 Share Options	(ix) Series 9 Share Options
Date of Resolution	June 23, 2017	June 27, 2018	June 26, 2019
Grant Date	July 10, 2017	July 13, 2018	July 12, 2019
Vesting Conditions	Within 10 days from the day following the date on which the holder loses their position as a Director of Nissei Plastic Industrial Co., Ltd. (if the tenth day falls on a holiday, the next business day).
Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	From July 11, 2017 to July 10, 2052	From July 14, 2018 to July 13, 2053	From July 13, 2019 to July 12, 2054
Type, Details, and Number of Shares Underlying the Share Options	Refer to Note 1 and Note 2
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 3
Conditions for Exercise of Share Options	Refer to Note 4
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of Nissei.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 5

	(x) Series 10 Share Options	(xi) Series 11 Share Options	(xii) Series 12 Share Options
Date of Resolution	June 26, 2020	June 25, 2021	June 24, 2022
Grant Date	July 13, 2020	July 12, 2021	July 11, 2022
Vesting Conditions	Within 10 days from the day following the date on which the holder loses their position as a Director of Nissei Plastic Industrial Co., Ltd. (if the tenth day falls on a holiday, the next business day).
Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	From July 14, 2020 to July 13, 2055	From July 13, 2021 to July 12, 2056	From July 12, 2022 to July 11, 2057
Type, Details, and Number of Shares Underlying the Share Options	Refer to Note 1 and Note 2
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 3
Conditions for Exercise of Share Options	Refer to Note 4
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of Nissei.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 5

	(xiii)Series 13 Share Options	(xiv)Series 14 Share Options	(xv)Series 15 Share Options
Date of Resolution	June 23, 2023	June 26, 2024	June 26, 2025
Grant Date	July 10, 2023	July 16, 2024	July 14, 2025
Vesting Conditions	Within 10 days from the day following the date on which the holder loses their position as a Director of Nissei Plastic Industrial Co., Ltd. (if the tenth day falls on a holiday, the next business day).
Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	From July 11, 2023 to July 10, 2058	From July 17, 2024 to July 16, 2059	From July 15, 2025 to July 14, 2060
Type, Details, and Number of Shares Underlying the Share Options	Refer to Note 1 and Note 2
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 3
Conditions for Exercise of Share Options	Refer to Note 4
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of Nissei.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 5

Notes:1. Each Share Option entitles the holder to acquire 100 shares of common share.

2. Number of Shares Underlying the Share Options

If, after the allotment date of the Share Options, Nissei carries out a share split or share consolidation with respect to its common share, the number of shares to be delivered upon exercise of each Share Option shall be adjusted in accordance with the following formula; provided, however, that such adjustment shall apply only to Share Options that remain unexercised at the time of the adjustment, and any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share.

Adjusted Number of Shares
= Number of Shares Before Adjustment × Ratio of Share Split or Share Consolidation

The Adjusted Number of Shares shall apply on and after the day following the record date of the relevant share split in the case of a share split, and on and after the effective date of the relevant share consolidation in the case of a share consolidation.
However, if a share split is to be conducted subject to approval at a shareholders’ meeting of Nissei of a proposal to decrease surplus and increase capital or reserves, and if such shareholders’ meeting sets a record date for the share split prior to the conclusion of said meeting, the Adjusted Number of Shares shall apply on and after the day following the conclusion of such shareholders’ meeting.

3. Issue Price and Amount to Be Included in Capital upon Issuance of Shares upon Exercise of the Share Options

(i) The amount of capital to be increased upon issuance of shares resulting from the exercise of the Share Options shall be one-half of the maximum amount deemed to be the increase of capital pursuant to Article 17, Paragraph 1 of the Regulation on Corporate Accounting. If the calculation results in a fraction less than one (1) yen, such amount shall be rounded up to the nearest whole yen.

(ii) The amount to be included in capital reserve upon issuance of shares resulting from the exercise of the Share Options shall be the amount obtained by deducting the amount of capital increase set forth in item (i) above from the maximum amount deemed to be the increase of capital as prescribed in the same item.

4. Conditions for Exercise of Share Options

(i) A Share Option holder may exercise the Share Options only within ten (10) days from the day following the date on which the holder loses his or her position as a Director of Nissei; provided, however, that if the tenth day falls on a holiday, the next business day shall apply.

(ii) Notwithstanding the preceding item, if a proposal for approval of a merger agreement under which Nissei will be the dissolving company, a company split agreement or a company split plan under which Nissei will be the splitting company, or a share exchange agreement or a share transfer plan under which Nissei will become a wholly-owned subsidiary, is approved at a shareholders’ meeting of Nissei (or, if no shareholders’ meeting resolution is required, a resolution of the Board of Directors of Nissei or a determination by an Executive Officer delegated pursuant to Article 416, Paragraph 4 of the Companies Act is made), the Share Options may be exercised only for a period of thirty (30) days from the day following the date of such approval; provided, however, that this shall not apply if Share Options of the reorganized company are delivered to the Share Option holders pursuant to Article 5 (Provisions Regarding Delivery of Share Options in Connection with Organizational Restructuring).

(iii) Other conditions shall be as provided in the “Share Option Allotment Agreement” to be executed between Nissei and each Share Option holder.

5. Treatment of Share Options in Organizational Reorganization Transactions

If Nissei conducts a merger (limited to mergers in which Nissei will cease to exist), an absorption-type company split or an incorporation-type company split (in each case limited to cases where Nissei will be the splitting company), a share exchange or a share transfer (in each case limited to cases where Nissei will become a wholly-owned subsidiary) (collectively, the “Reorganization Transactions”), then, immediately prior to the effective date of such Reorganization Transaction (meaning, in the case of an absorption-type merger, the effective date of the merger; in the case of an incorporation-type merger, the date of incorporation of the new company established by the merger; in the case of an absorption-type company split, the effective date of the split; in the case of an incorporation-type company split, the date of incorporation of the new company established by the split; in the case of a share exchange, the effective date thereof; and in the case of a share transfer, the date of incorporation of the wholly-owning parent company established by the share transfer), the holders of Share Options remaining outstanding immediately before such effective date (the “Remaining Share Options”) shall be granted share options of a joint stock company listed in items (a) through (e) of Article 236, Paragraph 1, Item 8 of the Companies Act (the “Reorganized Company”); provided, however, that such grant shall be subject to the relevant merger agreement, company split agreement or plan, share exchange agreement, or share transfer plan stipulating that the grant shall be made in accordance with the following provisions.

(i) Number of Share Options Granted
The number of share options of the Reorganized Company to be granted to each holder shall be equal to the number of Remaining Share Options held by such holder.

(ii) Type of Shares Underlying the Share Options
The shares underlying the share options to be granted shall be the common shares of the Reorganized Company.

(iii) Number of Shares Underlying Each Share Option
Number of Shares Underlying Each Share Option
The number of shares deliverable upon exercise shall be a number reasonably adjusted after taking into account the terms and conditions of the Reorganization Transaction; provided, however, that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share.

(iv) Amount of Property to be Contributed upon Exercise
The amount of property to be contributed upon exercise of each share option shall be calculated by multiplying the post-reorganization exercise price (as provided below) by the number of shares deliverable upon exercise as determined in item (iii) above. The post-reorganization exercise price shall be set at JPY 1 per share of the Reorganized Company.

(v) Exercise Period
The Share Options shall be exercisable during the period beginning on the later of (a) the exercise commencement date specified for the Share Options and (b) the effective date of the Reorganization Transaction, and ending on the last day of the exercise period as prescribed for the Share Options.

(vi) Increase in Capital and Capital Reserve upon Exercise

(a) The amount of increase in capital shall be one-half of the maximum amount of increase in capital, etc. calculated in accordance with Article 17, Paragraph 1 of the Regulation on Corporate Accounting, and any fraction less than one yen resulting from the calculation shall be rounded up to the next whole yen.

(b) The amount of increase in capital reserve 《shall be the amount obtained by deducting the amount of increase in capital set forth in Item (a) above from the maximum amount of increase in capital, etc. as calculated pursuant to said Item (a).

(vii) Restriction on Transfer
The acquisition of the share options through transfer shall require the approval of the Board of Directors of the Reorganized Company.

(viii) Conditions for Exercise
The conditions for exercise shall be as provided in Section 4 above.

(ix) Acquisition of Share Options by the Company
If any of the following proposals is approved at a shareholders’ meeting of Nissei (or, where a shareholders’ meeting resolution is not required, approved by a resolution of the Board of Directors of

Nissei or by a decision of an Executive Officer delegated pursuant to Article 416, Paragraph 4 of the Companies Act), Nissei may acquire the Share Options without compensation, on a date separately determined by Nissei’s Board of Directors:

(a) Approval of a merger agreement under which Nissei will be the dissolving company

(b) Approval of a company split agreement or company split plan under which Nissei will be the splitting company

(c)Approval of a share exchange agreement or share transfer plan under which Nissei will become a wholly-owned subsidiary

(d) Approval of an amendment to the Articles of Incorporation to require approval by Nissei for transfer of all shares issued by Nissei

(e) Approval of an amendment to the Articles of Incorporation to require approval by Nissei for transfer of the class of shares underlying the Share Options, or to allow Nissei to acquire all such shares by shareholder resolution

Exhibit 3

Share Options Issued by GMS Group Co., Ltd.

	(i) Series 1 Share Options	(ii) Series 2 Share Options	(iii) Series 3 Share Options
Grant Date	April 1, 2026	April 1, 2026	April 1, 2026
Vesting Conditions

Within 10 days from the day following the date on which the holder loses their position as a Director of the Holding Company and any company directly or indirectly controlled by the Holding Company (the “Group Companies”) (if the tenth day falls on a holiday, the next business day).

Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	From April 1, 2026 to July 15, 2046	From April 1, 2026 to July 13, 2047	From April 1, 2026 to July 12, 2048
Number of Share Options	A number equal to 2 times the number of the corresponding Share Options issued by Nissei as of the record time.
Type, Details, and Number of Shares Underlying the Share Options (Note 1)	100 common shares per 1 Share Option
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 2
Conditions for Exercise of Share Options	Refer to Note 3
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of the Holding Company.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 4

	(iv) Series 4 Share Options	(v) Series 5 Share Options	(vi) Series 6 Share Options
Grant Date	April 1, 2026	April 1, 2026	April 1, 2026
Vesting Conditions

Within 10 days from the day following the date on which the holder loses their position as a Director of the Holding Company and Group Companies (if the tenth day falls on a holiday, the next business day).

Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	From April 1, 2026 to July 14, 204	From April 1, 2026 to July 13, 205	From April 1, 2026 to July 11, 2051
Number of Share Options	A number equal to 2 times the number of the corresponding Share Options issued by Nissei as of the record time.
Type, Details, and Number of Shares Underlying the Share Options (Note 1)	100 common shares per 1 Share Option
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 2
Conditions for Exercise of Share Options	Refer to Note 3
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of the Holding Company.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 4

	(vii) Series 7 Share Options	(viii) Series 8 Share Options	(ix) Series 9 Share Options
Grant Date	April 1, 2026	April 1, 2026	April 1, 2026
Vesting Conditions

Within 10 days from the day following the date on which the holder loses their position as a Director of the Holding Company and Group Companies (if the tenth day falls on a holiday, the next business day).

Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	From April 1, 2026 to July 10, 2052	From April 1, 2026 to July 13, 2053	From April 1, 2026 to July 12, 2054
Number of Share Options	A number equal to 2 times the number of the corresponding Share Options issued by Nissei as of the record time.
Type, Details, and Number of Shares Underlying the Share Options (Note 1)	100 common shares per 1 Share Option
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 2
Conditions for Exercise of Share Options	Refer to Note 3
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of the Holding Company.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 4

	(x) Series 10 Share Options	(xi) Series 11 Share Options	(xii) Series 12 Share Options
Grant Date	April 1, 2026	April 1, 2026	April 1, 2026
Vesting Conditions

Within 10 days from the day following the date on which the holder loses their position as a Director of the Holding Company and Group Companies (if the tenth day falls on a holiday, the next business day).

Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	From April 1, 2026 to July 13, 2055	From April 1, 2026 to July 12, 2056	From April 1, 2026 to July 11, 2057
Number of Share Options	A number equal to 2 times the number of the corresponding Share Options issued by Nissei as of the record time.
Type, Details, and Number of Shares Underlying the Share Options (Note 1)	100 common shares per 1 Share Option
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 2
Conditions for Exercise of Share Options	Refer to Note 3
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of the Holding Company.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 4

	(xiii) Series 13 Share Options	(xiv) Series 14 Share Options	(xv) Series 15 Share Options
Grant Date	April 1, 2026	April 1, 2026	April 1, 2026
Vesting Conditions

Within 10 days from the day following the date on which the holder loses their position as a Director of the Holding Company and Group Companies (if the tenth day falls on a holiday, the next business day).

Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	From April 1, 2026 to July 10, 2058	From April 1, 2026 to July 16, 2059	From April 1, 2026 to July 14, 2060
Number of Share Options	A number equal to 2 times the number of the corresponding Share Options issued by Nissei as of the record time.
Type, Details, and Number of Shares Underlying the Share Options (Note 1)	100 common shares per 1 Share Option
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 2
Conditions for Exercise of Share Options	Refer to Note 3
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of the Holding Company.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 4

Notes:1. Number of Shares Underlying the Share Options

If, after the allotment date of the Share Options, the Holding Company carries out a share split (including a gratis allotment of shares; the same shall apply hereinafter) or share consolidation with respect to its common share, the number of shares to be delivered upon exercise of each Share Option shall be adjusted in accordance with the following formula; provided, however, that such adjustment shall apply only to Share Options that remain unexercised at the time of the adjustment, and any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share.

Adjusted Number of Shares
= Number of Shares Before Adjustment × Ratio of Share Split or Share Consolidation

The Adjusted Number of Shares shall apply on and after the day following the record date of the relevant share split in the case of a share split, and on and after the effective date of the relevant share consolidation in the case of a share consolidation.
However, if a share split is to be conducted subject to approval at a shareholders’ meeting of the Holding Company of a proposal to decrease surplus and increase capital or reserves, and if such shareholders’ meeting sets a record date for the share split prior to the conclusion of said meeting, the Adjusted Number of Shares shall apply on and after the day following the conclusion of such shareholders’ meeting.

2. Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Option

(i) The amount of increase in stated capital upon the issuance of shares resulting from the exercise of the Share Options shall be one-half of the maximum amount of increase in stated capital and capital reserves calculated in accordance with Article 17, Paragraph 1 of the Regulation on Corporate Accounting, and any fraction of less than one (1) yen resulting from such calculation shall be rounded up to the nearest yen.

(ii) The amount of increase in capital reserve upon the issuance of shares resulting from the exercise of the Share Options shall be the amount obtained by deducting the amount of increase in stated capital set forth in item (i) above from the maximum amount of increase in stated capital and capital reserves referred to in item (i) above.

3. Conditions for Exercise of Share Options

(i) A Share Option holder may exercise the Share Options only within ten (10) days from the day following the date on which the holder loses his or her position as a Director of the Holding Company and Group Companies; provided, however, that if the tenth day falls on a holiday, the next business day shall apply.

(ii) Notwithstanding the preceding item, if a proposal for approval of a merger agreement under which the Holding Company will be the dissolving company, a company split agreement or a company split plan under which the Holding Company will be the splitting company, or a share exchange agreement or a share transfer plan under which the Holding Company will become a wholly-owned subsidiary, is approved at a shareholders’ meeting of the Holding Company (or, if no shareholders’ meeting resolution is required, a resolution of the Board of Directors of the Holding Company is made), the Share Options may be exercised only for a period of thirty (30) days from the day following the date of such approval.

(iii) Other conditions shall be as provided in the “Share Option Allotment Agreement” to be executed between the Holding Company and each Share Option holder.

4. Treatment of Share Options in Organizational Reorganization Transactions

If the Holding Company conducts a merger (limited to mergers in which the Holding Company will cease to exist), an absorption-type company split or an incorporation-type company split (in each case limited to cases where the Holding Company will be the splitting company), a share exchange or a share transfer (in each case limited to cases where the Holding Company will become a wholly-owned subsidiary) (collectively, the “Reorganization Transactions”), then, immediately prior to the effective date of such Reorganization Transaction (meaning, in the case of an absorption-type merger, the effective date of the merger; in the case of an incorporation-type merger, the date of incorporation of the new company established by the merger; in the case of an absorption-type company split, the effective date of the split; in the case of an incorporation-type company split, the date of incorporation of the new company established by the split; in the case of a share exchange, the effective date thereof; and in the case of a share transfer, the date of incorporation of the wholly-owning parent company established by the share transfer), the holders of Share Options remaining outstanding immediately before such effective date (the “Remaining Share Options”) shall be granted share options of a joint stock company listed in items (a) through (e) of Article 236, Paragraph 1, Item 8 of the Companies Act (the “Reorganized Company”); provided, however, that such grant shall be subject to the relevant merger agreement, company split agreement or plan, share exchange agreement, or share transfer plan stipulating that the grant shall be made in accordance with the following provisions.

(i) Number of Share Options Granted
The number of share options of the Reorganized Company to be granted to each holder shall be equal to the number of Remaining Share Options held by such holder.

(ii) Type of Shares Underlying the Share Options
The shares underlying the share options to be granted shall be the common shares of the Reorganized Company.

(iii) Number of Shares Underlying Each Share Option
Number of Shares Underlying Each Share Option
The number of shares deliverable upon exercise shall be a number reasonably adjusted after taking into account the terms and conditions of the Reorganization Transaction; provided, however, that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share.

(iv) Amount of Property to be Contributed upon Exercise
The amount of property to be contributed upon exercise of each share option shall be calculated by multiplying the post-reorganization exercise price (as provided below) by the number of shares deliverable upon exercise as determined in item (iii) above. The post-reorganization exercise price shall be set at JPY 1 per share of the Reorganized Company.

(v) Exercise Period
The Share Options shall be exercisable during the period beginning on the later of (a) the exercise commencement date specified for the Share Options and (b) the effective date of the Reorganization Transaction, and ending on the last day of the exercise period as prescribed for the Share Options.

(vi) Increase in Capital and Capital Reserve upon Exercise

(a) The amount of increase in capital shall be one-half of the maximum amount of increase in capital, etc. calculated in accordance with Article 17, Paragraph 1 of the Regulation on Corporate Accounting, and any fraction less than one yen resulting from the calculation shall be rounded up to the next whole yen.

(b) The amount of increase in capital reserve 《shall be the amount obtained by deducting the amount of increase in capital set forth in Item (a) above from the maximum amount of increase in capital, etc. as calculated pursuant to said Item (a).

(vii) Restriction on Transfer
The acquisition of the share options through transfer shall require the approval of the Board of Directors of the Reorganized Company.

(viii) Conditions for Exercise
The conditions for exercise shall be as provided in Section 3 above.

(ix) Acquisition of Share Options by the Company
If any of the following proposals is approved at a shareholders’ meeting of the Holding Company (or, where a shareholders’ meeting resolution is not required, approved by a resolution of the Board of Directors of the Holding Company), the Holding Company may acquire the Share Options without compensation, on a date separately determined by Board of Directors of the Holding Company:

(a) Approval of a merger agreement under which the Holding Company will be the dissolving company

(b) Approval of a company split agreement or company split plan under which the Holding Company will be the splitting company

(c)Approval of a share exchange agreement or share transfer plan under which the Holding Company will become a wholly-owned subsidiary

(d) Approval of an amendment to the Articles of Incorporation to require approval by the Holding Company for transfer of all shares issued by the Holding Company

(e) Approval of an amendment to the Articles of Incorporation to require approval by the Holding Company for transfer of the class of shares underlying the Share Options, or to allow the Holding Company to acquire all such shares by shareholder resolution

5. The Holding Company shall not issue any stock option certificates in respect of the Share Options.

3.	Matters Concerning the Appropriateness of the Provisions Regarding the Items Set Forth in Article 773, Paragraph (1), Items (v) and (vi) of the Companies Act

(1)	Matters Concerning the Shares of the Joint Holding Company to Be Delivered to the Shareholders of the Companies upon the Share Transfer and the Allocation Thereof

In connection with the establishment of the Joint Holding Company through the Share Transfer, the Companies have determined, as set forth below, the allocation ratio of the common shares of the Joint Holding Company to be allocated and delivered to the respective shareholders of the Companies (the “Share Transfer Ratio”).

(i)	Details of Allotment under the Share Transfer (Share Transfer Ratio)

	Our Company	TOYO
Share Transfer Ratio	2	1.51

Note 1: Allotment Ratio of the Shares

For each common share of Our Company, two (2) common share of the Joint Holding Company shall be allotted and delivered; and for each common share of TOYO, 1.51 common shares of the Joint Holding Company shall be allotted and delivered; provided, however, that the above Share Transfer Ratio may be subject to change upon mutual consultation between the Companies, if there is any material change in the conditions that form the basis of the valuation thereof. In the event that any fractional shares of the Joint Holding Company arise as a result of the Share Transfer, the amount of money corresponding to such fractional shares shall be paid to the relevant shareholders, in accordance with Article 234 of the Companies Act and other applicable laws and regulations.

Note 2: The Share Unit of the Joint Holding Company and Handling of Shares Less Than One Unit

The share unit of the Joint Holding Company shall be 100 shares.

The Companies will apply for the listing of the shares (a technical listing) of the Joint Holding Company, which are to be allotted to the shareholders of the Companies through the Share Transfer, on the TSE. If such application is approved, the shares of the Joint Holding Company will be traded on the TSE. Therefore, the Companies believe they can continue to provide liquidity for the shares of the Joint Holding Company to the shareholders of the Companies who will be allotted a number equal to or greater than one unit of shares (100 shares) of the Joint Holding Company.

Shareholders of the Companies who receive allotment of shares of the Joint Holding Company constituting less than one unit (100 shares) in the Share Transfer will not be able to sell the allotted Shares Less Than One Unit on the TSE or other financial instruments exchanges.

However, such shareholders may demand that the Joint Holding Company purchase the Shares Less Than One Unit that they hold in accordance with Article 192, Paragraph (1) of the Companies Act.

Additionally, pursuant to the articles of incorporation planned to be set forth and Article 194, Paragraph (1) of the Companies Act, the shareholders will be able to demand that the Joint Holding Company sell them the shares necessary to constitute one full unit together with the Shares Less Than One Unit that they hold.

Note 3: Number of New Shares in the Joint Holding Company to be Issued through the Share Transfer (Scheduled)

Common Shares: 75,805,530 shares

The above number has been calculated based on the total number of issued shares in Nissei as of September 30, 2025 (22,272,000 shares) and the total number of issued shares in TOYO as of September 30, 2025 (20,703,000 shares). Furthermore, Our Company and TOYO plan to cancel treasury shares they currently hold or may acquire in the future, to the extent practicably possible, prior to the Effective Date of the Share Transfer. As the number of treasury shares actually canceled by the Effective Date of the Share Transfer has not yet been fixed, the above number of new shares to be issued by the Joint Holding Company may change.

(ii)	Grounds and Reasons for the Content of Allotment

To ensure fairness in determining the Share Transfer Ratio described in “(ⅰ) Details of Allotment under the Share Transfer (Share Transfer Ratio)” above, Our Company appointed SMBC NIKKO SECURITIES INC. (“SMBC Nikko”) as its independent financial advisor and third-party appraiser, and TOYO selected YAMADA Consulting Group Co., Ltd. (“YAMADA Consulting”) as its independent financial advisor and third-party appraiser. On November 13, 2025, the Companies obtained valuation reports regarding the Share Transfer Ratio.

Based on the advice and calculation results from the financial Advisor and third-Party appraiser, and the legal advice from the respective legal advisors to the Companies as described in “(ⅱ) Advice from Independent Law Firm” under “(4) Measures to Ensure Fairness” in the section below titled “3. Grounds for the Content of the Allotment Pertaining to the Share Transfer” and taking into account the results of the due diligence conducted by each of the Companies on the other party, the Companies comprehensively considered factors such as the financial condition, asset status, future outlook, and share price trends of each company. After careful negotiations and discussions between the Companies regarding the Share Transfer Ratio, the Companies ultimately determined that the Share Transfer Ratio described in “(ⅰ) Details of Allotment under the Share Transfer (Share Transfer Ratio) ” above was appropriate. The Share Transfer Ratio was resolved and agreed upon at the respective meetings of the board of directors of the Companies held November 11,2025.

(iii)	Matters Related to the Valuation

a. Names of Appraisers and Their Relationship with the Companies

Neither SMBC Nikko, as the third-party appraiser for Our Company , nor YAMADA Consulting, as the third-party appraiser for TOYO, falls under a related party to either of the Companies, and neither SMBC Nikko nor YAMADA Consulting has any material interest in connection with the Share Transfer that is required to be stated.

b. Outline of valuation

SMBC Nikko employed the market share price method, as the Companies are listed on a financial instruments exchange and market share prices exist. Additionally, to reflect the future business activity outlook in the valuation, the discounted cash flow method (“DCF Method”) was adopted for the calculation.

The calculation results for each of the above methods are as follows. Note that the calculation result for the Share Transfer Ratio below represents the number of common shares of the Joint Holding Company allocated per share of TOYO when allocating one common share of the Joint Holding Company per two common shares of Nissei.

Methods Employed	Valuation Results of the Share Transfer Ratio
Market Share Price Method	1.49 to 1.54
DCF Method	1.01 to 3.19

The market share price method was conducted with the valuation reference date set as November 13, 2025, by employing (i) the closing price on the TSE on the valuation reference date as well as (ii) the simple average of the closing prices on the TSE for each period of the past one (1) month, three (3) months, and six (6) months immediately preceding the valuation reference date, respectively. Under the DCF Method, the corporate value is calculated by discounting cash flows, etc. (which are expected to be generated based on the financial forecasts prepared by the Companies), to present value at a certain discount rate.

SMBC Nikko, in calculating the Share Transfer Ratio above, relied upon the information furnished by the Companies, publicly available information and any other similar information. SMBC Nikko assumes that all such information is accurate and complete and has not independently verified the accuracy and completeness thereof. SMBC Nikko has not independently valued, appraised, or assessed the assets or liabilities (including any derivatives, off-balance-sheet assets and liabilities, and other contingent liabilities) of the Companies and their respective affiliates, nor has it engaged any third-party institution for an appraisal for the same purpose. The calculation of the Share Transfer Ratio by SMBC Nikko reflects the information and economic conditions as of November 14, 2025. Furthermore, SMBC Nikko assumes that Nissei's financial forecasts and other forward-looking information were reasonably prepared by Nissei's management based on the best possible and good faith forecasts and judgments as of November 14, 2025, that TOYO's financial forecasts and other forward-looking information were reasonably reviewed and confirmed by TOYO's management based on the best possible and good faith forecasts and judgments as of November 14, 2025, and that the financial conditions of Nissei and TOYO will progress in line with such forecasts.

The synergies resulting from the Business Integration are not included in the business plans of Nissei and TOYO, which SMBC Nikko used as the basis for the calculation pursuant to the DCF Method. SMBC Nikko has used conservative estimates for the three-year period from fiscal year ending March 2026 to fiscal year ending March 2028 in its DCF valuation, reflecting the latest business environment. However, this period includes fiscal years where significant profit fluctuations are anticipated. Specifically, the business plan used as the calculation premise assumes a significant decline in operating profit for the fiscal year ending March 2026, influenced by factors such as inventory write-downs. For the fiscal years ending March 2027 and March 2028, a significant increase in profit is anticipated by expanding sales of high-value-added, high-margin products such as large-scale equipment and specialized machinery. Furthermore, free cash flow is expected to increase substantially from the previous fiscal year, driven by growth in operating profit and a reduction in the increase in working capital.

Furthermore, regarding TOYO's business plan for the fiscal years ending March 2026 through March 2028, which SMBC Nikko used as the basis for the calculation pursuant to the DCF Method, it includes fiscal years in which a substantial increase in profit is anticipated. Specifically, operating profit for the fiscal year ending March 2026 is expected to increase substantially compared to the previous fiscal year. This is due to factors such as the current order volume driven by market recovery and enhanced sales efforts, including shorter delivery lead times achieved through advance procurement of parts for large die casting machines. Furthermore, free cash flow is projected to increase significantly compared to the previous fiscal year. This increase is attributable to the rise in operating profit, coupled with a smaller increase in working capital. For the fiscal year ending March 2027, operating profit is projected to increase substantially compared to the previous fiscal year. This growth is expected to be driven by the impact of the market recovery, along with global sales expansion focused on key Asian regions and initiatives to re-engage dormant customers in Japan. Free cash flow, however, is expected to decrease significantly compared to the previous fiscal year due to an increase in working capital associated with sales expansion. For the fiscal year ending March 2028, operating profit is projected to increase substantially over the previous fiscal year. This is expected to be driven by continued implementation of previous measures, along with intensified sales efforts for large-scale die casting machines, streamlining of production system, and promotion of cost reduction activities. Free cash flow is also projected to increase significantly over the previous fiscal year, driven by the increase in operating profit.

On the other hand, YAMADA Consulting calculated the corporate value using the market share price method, as the Companies are listed on a financial instruments exchange and market share prices exist. YAMADA Consulting also adopted the DCF Method to reflect the future business outlook in the valuation.

The market share price method was conducted with the valuation reference date set as November 13, 2025, by employing (i) the closing price on the TSE on the valuation reference date as well as (ii) the simple average of the closing prices on the TSE for each period of the past one (1) month, three (3) months, and six (6) months immediately preceding the valuation reference date, respectively.

Under the DCF Method, the corporate value is calculated by discounting cash flows etc. which are expected to be generated based on the financial forecasts prepared by the Companies, to present value at a certain discount rate.

The calculation results for each of the above methods are as follows. Note that the calculation result for the Share Transfer Ratio below represents the number of common shares of the Joint Holding Company allocated per one common share of TOYO when allocating one common share of the Joint Holding Company per two common shares of Nissei.

Methods Employed	Valuation Results of the Share Transfer Ratio
Market Share Price Method	1.47 to 1.64
DCF Method	1.20 to 2.54

YAMADA Consulting, in calculating the Share Transfer Ratio above, relied upon the information furnished by the Companies, publicly available information and any other similar information. YAMADA Consulting assumes that all such information is accurate and complete and has not independently verified the accuracy and completeness thereof. YAMADA Consulting has not independently valued, appraised, or assessed the assets or liabilities (including any derivatives, off-balance-sheet assets and liabilities, and other contingent liabilities) of the Companies and their respective affiliates, nor has it engaged any third-party institution for an appraisal for the same purpose. The calculation of the Share Transfer Ratio by YAMADA Consulting reflects the information and economic conditions as of November 14, 2025. Furthermore, YAMADA

Consulting assumes that Nissei’s financial forecasts and other forward-looking information were reasonably prepared by Nissei’s management based on the best possible and good faith forecasts and judgments as of November 14, 2025, that TOYO's financial forecasts and other forward-looking information were reasonably reviewed and confirmed by TOYO's management based on the best possible and good faith forecasts and judgments as of November 14, 2025, and that the financial conditions of Nissei and TOYO will progress in line with such forecasts.

The synergies resulting from the Business Integration are not included in the business plans of Nissei and TOYO, which YAMADA Consulting used as the basis for the calculation pursuant to the DCF Method. YAMADA Consulting's DCF valuation assumptions for Nissei's business plan covering the fiscal years ending March 2026 through March 2028 utilize conservative three-year projections reflecting the latest business environment. However, this period includes fiscal years where significant profit fluctuations are anticipated. Specifically, the business plan used as the calculation premise assumes a significant decline in operating profit for the fiscal year ending March 2026, influenced by factors such as inventory write-downs. For the fiscal years ending March 2027 and March 2028, a significant increase in profit is anticipated by expanding sales of high-value-added, high-margin products such as large-scale equipment and specialized machinery. Furthermore, free cash flow is expected to increase substantially from the previous fiscal year, driven by growth in operating profit and a reduction in the increase in working capital.

Furthermore, regarding TOYO's business plan for the fiscal years ending March 2026 through March 2028, which YAMADA Consulting used as the basis for the calculation pursuant to the DCF Method, it includes fiscal years in which a substantial increase in profit is anticipated. Specifically, operating profit for the fiscal year ending March 2026 is expected to increase substantially compared to the previous fiscal year. This is due to factors such as the current order volume driven by market recovery and enhanced sales efforts, including shorter delivery lead times achieved through advance procurement of parts for large die casting machines. Furthermore, free cash flow is projected to increase significantly compared to the previous fiscal year. This increase is attributable to the rise in operating profit, coupled with smaller increase in working capital. For the fiscal year ending March 2027, operating profit is projected to increase substantially compared to the previous fiscal year. This growth is expected to be driven by the impact of the market recovery, along with global sales expansion focused on key Asian regions and initiatives to re-engage dormant customers in Japan. Free cash flow, however, is expected to decrease significantly compared to the previous fiscal year due to an increase in working capital associated with sales expansion. For the fiscal year ending March 2028, operating profit is projected to show a substantial increase over the previous fiscal year. This is expected to be driven by continued implementation of previous measures, along with intensified sales efforts for large-scale die casting machines, streamlining of production system, and promotion of cost reduction activities. Free cash flow is also projected to increase significantly over the previous fiscal year, driven by the increase in operating profit.

(iv)	Prospects for Delisting and Handling of Application for Listing of the Joint Holding Company

The Companies will apply for the listing of the shares (a technical listing) of the newly established Joint Holding Company on the TSE Prime Market. The listing date is scheduled for April 1, 2026, which is the date of the Joint Holding Company's incorporation registration. Furthermore, as the Companies will become wholly-owned subsidiaries of the Joint Holding Company through the Share Transfer, Nissei is scheduled to be delisted from the TSE and NSE on March 30, 2026, and TOYO is scheduled to be delisted from the TSE on March 30, 2026, respectively, prior to the Joint Holding Company's listing.

The actual listing date for shares in the Joint Holding Company and the delisting date for shares in the Companies will be determined in accordance with the regulations of the TSE and NSE.

(v)	Measures to Ensure Fairness

There is no capital relationship between Nissei and TOYO, and the Share Transfer is being conducted between independent parties. However, Nissei has implemented the following measures to ensure the fairness of the Share Transfer.

(a) Procurement of a Share Transfer Ratio valuation report from an independent third-party appraiser

To ensure the fairness and appropriateness of the Share Transfer, Nissei selected SMBC Nikko as an independent third-party appraiser, as described in “(ⅱ) Grounds and Reasons for the Content of Allotment” under “3. Matters Concerning the Appropriateness of the Provisions Regarding the Items Set Forth in Article 773, Paragraph (1), Items (v) and (vi) of the Companies Act” above. Nissei obtained Share Transfer Ratio calculation report to serve as the basis for agreeing on the Share Transfer Ratio in the Share Transfer. Furthermore, Nissei negotiated and discussed with TOYO, referencing the analysis and advice of its financial advisor and third-party appraiser, SMBC Nikko. At a board of directors meeting held today, Nissei resolved to execute the Share Transfer at the Share Transfer Ratio described in “(ⅰ) Details of Allotment under the Share Transfer (Share Transfer Ratio)” under “3. Matters Concerning the Appropriateness of the Provisions Regarding the Items Set Forth in Article 773, Paragraph (1), Items (v) and (vi) of the Companies Act” above. Nissei has not obtained a fairness opinion from SMBC Nikko stating that the Share Transfer Ratio is reasonable or fair from a financial point of view.

(b) Advice from Independent Law Firm

To ensure the fairness and appropriateness of the board of directors' decision-making, Nissei has received legal advice from a law firm, Hibiya-Nakata, an independent legal advisor from the Companies, regarding the procedures for the Share Transfer and the methods and processes of decision-making. Hibiya-Nakata is not a related party to the Companies and has no material interest that should be disclosed in relation to the Business Integration. Although Hibiya-Nakata has an advisory agreement with Nissei, (a) it is a law firm that provides services as an external legal expert to numerous clients, including Nissei; (b) the amount paid by Nissei to Hibiya-Nakata as fees for legal advice in the most recent fiscal year is immaterial; and (c) the fees to be paid to Hibiya-Nakata in connection with the Business Integration do not include any success-based compensation contingent upon the completion of the Business Integration. Accordingly, Nissei has determined that there is no issue with the independence of Hibiya-Nakata in connection with the Business Integration.

Meanwhile, TOYO has taken the following measures from the perspective of ensuring the fairness of the Share Transfer:

(a) Procurement of a Share Transfer Ratio valuation report from an independent third-party appraiser

To ensure the fairness and appropriateness of the Share Transfer, TOYO selected YAMADA Consulting as an independent third-party appraiser, as described in “(ⅱ) Grounds and Reasons for the Content of Allotment” under “3. Matters Concerning the Appropriateness of the Provisions Regarding the Items Set

Forth in Article 773, Paragraph (1), Items (v) and (vi) of the Companies Act” above. TOYO obtained Share Transfer Ratio calculation report to serve as the basis for agreeing on the Share Transfer Ratio in the Share Transfer. Furthermore, TOYO negotiated and discussed with Nissei, referencing the analysis and advice of its financial advisor and third-party appraiser, YAMADA Consulting. At a board of directors meeting held today, TOYO resolved to execute the Share Transfer at the Share Transfer Ratio described in “(ⅰ) Details of Allotment under the Share Transfer (Share Transfer Ratio)” under “3. Matters Concerning the Appropriateness of the Provisions Regarding the Items Set Forth in Article 773, Paragraph (1), Items (v) and (vi) of the Companies Act” above. TOYO has not obtained a fairness opinion from YAMADA Consulting stating that the Share Transfer Ratio is reasonable or fair from a financial point of view.

(b) Advice from Independent Law Firm

To ensure the fairness and appropriateness of the board of directors' decision-making, TOYO has received legal advice from Oh-Ebashi LPC & Partners, an independent legal advisor from the Companies, regarding the procedures for the Share Transfer and the methods and processes of decision-making. Oh-Ebashi LPC & Partners is not a related party to the Companies and has no material interest that should be disclosed in relation to the Business Integration.

Although Oh-Ebashi LPC & Partners has an advisory agreement with TOYO, (a) Oh-Ebashi LPC & Partners is a law firm providing services as an external legal expert to numerous clients, including TOYO, (b) the amount paid by TOYO to Oh-Ebashi LPC & Partners for legal advice in the most recent fiscal year was a small amount falling below the standard for independence of outside directors of TOYO (where “the amount paid by TOYO for transactions with TOYO in the most recent fiscal year exceeds 2% of the person's consolidated sales”), and (c) the legal advisory fees payable to Oh-Ebashi LPC & Partners in connection with the Business Integration do not include any success fees contingent upon the completion of the Business Integration, TOYO has determined that there is no issue with its independence from TOYO in the Business Integration.

(vi)	Measures to Avoid Conflicts of Interest

There is no particular conflict of interest between Our Company and TOYO in connection with the Share Transfer, and therefore no special measures have been taken.

(2)	Matters Concerning the Amounts of Stated Capital and Reserves of the Joint Holding Company.

In connection with the establishment of the Joint Holding Company through the Share Transfer, Our Company and TOYO INNOVEX have determined the amounts of the stated capital and reserves of the Joint Holding Company as set forth below.

(i) Amount of stated capital: JPY 300 million
(ii) Amount of capital reserve: JPY 75 million
(iii) Amount of earned surplus reserve: JPY 0
(iv) Amount of capital surplus: the amount obtained by deducting the total of the amounts set forth in (i) and (ii) above from the amount of change in shareholders’ equity as prescribed in Article 52, paragraph (1) of the Corporate Accounting Regulations.

The above amounts of stated capital and reserves were determined by Our Company and TOYO INNOVEX, upon consultation with each other, within the scope permitted under Article 52 of the Company Accounting Regulations, after comprehensively taking into consideration the scale of the Joint Holding Company and other relevant circumstances.

4.	Matters Concerning the Appropriateness of the Provisions Regarding the Items Set Forth in Article 773, Paragraph (1), Items (ix) and (x) of the Companies Act

Upon the Share Transfer, with respect to the share options already issued by Our Company, the Joint Holding Company shall, taking into account the terms and conditions of each share option and the Share Transfer Ratio, allot and deliver to each holder of such share options the share options of the Joint Holding Company in replacement of the share options held by such holder.

Specifically, to each holder of Our Company’s share options listed in Column (1), the Joint Holding Company shall allot and deliver the corresponding share options of the Joint Holding Company listed in Column (2) in replacement of the share options held by such holder.

Items	Column (1)		Column (2)
	Title	Details	Title	Details
(i)	Series 1 Share Options	Exhibit 2(i) of the Share Transfer Plan	Series 1 Share Options	Exhibit 3(i) of the Share Transfer Plan
(ii)	Series 2 Share Options	Exhibit 2(ii) of the Share Transfer Plan	Series 2 Share Options	Exhibit 3(ii) of the Share Transfer Plan
(iii)	Series 3 Share Options	Exhibit 2(iii) of the Share Transfer Plan	Series 3 Share Options	Exhibit 3(iii) of the Share Transfer Plan
(iv)	Series 4 Share Options	Exhibit 2(iv) of the Share Transfer Plan	Series 4 Share Options	Exhibit 3(iv) of the Share Transfer Plan
(v)	Series 5 Share Options	Exhibit 2(v) of the Share Transfer Plan	Series 5 Share Options	Exhibit 3(v) of the Share Transfer Plan
(vi)	Series 6 Share Options	Exhibit 2(vi) of the Share Transfer Plan	Series 6 Share Options	Exhibit 3(vi) of the Share Transfer Plan
(vii)	Series 7 Share Options	Exhibit 2(vii) of the Share Transfer Plan	Series 7 Share Options	Exhibit 3(vii) of the Share Transfer Plan
(viii)	Series 8 Share Options	Exhibit 2(viii) of the Share Transfer Plan	Series 8 Share Options	Exhibit 3(viii) of the Share Transfer Plan
(ix)	Series 9 Share Options	Exhibit 2(ix) of the Share Transfer Plan	Series 9 Share Options	Exhibit 3(ix) of the Share Transfer Plan
(x)	Series 10 Share Options	Exhibit 2(x) of the Share Transfer Plan	Series 10 Share Options	Exhibit 3(x) of the Share Transfer Plan
(xi)	Series 11 Share Options	Exhibit 2(xi) of the Share Transfer Plan	Series 11 Share Options	Exhibit 3(xi) of the Share Transfer Plan
(xii)	Series 12 Share Options	Exhibit 2(xii) of the Share Transfer Plan	Series 12 Share Options	Exhibit 3(xii) of the Share Transfer Plan
(xiii)	Series 13 Share Options	Exhibit 2(xiii) of the Share Transfer Plan	Series 13 Share Options	Exhibit 3(xiii) of the Share Transfer Plan
(xiv)	Series 14 Share Options	Exhibit 2(xiv) of the Share Transfer Plan	Series 14 Share Options	Exhibit 3(xiv) of the Share Transfer Plan
(xv)	Series 15 Share Options	Exhibit 2(xv) of the Share Transfer Plan	Series 15 Share Options	Exhibit 3(xv) of the Share Transfer Plan

5.	Matters Concerning TOYO INNOVEX Co., Ltd.

(1) Contents of Financial Statements, etc. for the Most Recent Fiscal Year (Fiscal Year Ended March 2025)

The contents of the financial statements, etc. of TOYO INNOVEX for the fiscal year ended March 2025 are omitted pursuant to applicable laws and regulations and Article 15 of our Articles of Incorporation, and are available on our website, the Tokyo Stock Exchange website, and the website on which materials for the general meeting of shareholders are posted.

(2) Events Occurring After the End of the Most Recent Fiscal Year That Have a Material Impact on the Status of Company Assets

(Execution of a Basic Agreement Toward the Acquisition of Shares (Subsidiary))

At a meeting of its board of directors held on June 24, 2025, TOYO INNOVEX resolved to execute a basic agreement toward the acquisition of shares for the purpose of considering the acquisition of GM-Injection AG (head office: Zug, Switzerland), an equity-method affiliate of TOYO INNOVEX, as a subsidiary.

(Dividends of Surplus)

TOYO INNOVEX plans to pay a dividend of JPY 17.5 per share, with March 31, 2026 as the record date.

(Cancellation of Treasury Shares)

TOYO INNOVEX plans to cancel, prior to the Effective Date of the Share Transfer, treasury shares currently held or to be newly acquired in the future, to the extent practicably possible.

6.	Events Having a Material Impact on the Status of Corporate Assets of Our Company Occurring after the End of the Most Recent Fiscal Year

(Dividend of Surplus)
Our Company plans to pay a dividend of JPY 21 per share with March 31, 2026 as the record date.

(Cancellation of Treasury Shares)
Our Company plans to cancel, prior to the effective date of the Share Transfer, treasury shares currently held or to be newly acquired to the extent practically possible.

7.	Matters Prescribed in Article 74 of the Regulations for Enforcement of the Companies Act Concerning Candidates for Directors of the Joint Holding Company (Excluding Directors Who Will Serve as Audit and Supervisory Committee Members)

Title / Position	Name	Date of Birth	Career Summary and Significant Concurrent Positions

(1) Number of Shares of NISSEI PLASTIC INDUSTRIAL Held by the Candidates
(2) Number of Shares of TOYO INNOVEX Held by the Candidates
(3) Number of Shares of the Joint Holding Company to Be Allotted to the Candidates

Representative Director, Chairman and CEO	Hozumi Ida	Born on July 30, 1963

July 1989: Joined NISSEI PLASTIC INDUSTRIAL CO., LTD.

May 1999: Vice President and Director, NISSEI AMERICA, INC.

June 1999: Director, NISSEI PLASTIC INDUSTRIAL CO., LTD.

April 2001: President and Representative Director, NISSEI PLASTIC INDUSTRIAL CO., LTD. (current)

January 2020: Chairman, NEGRI BOSSI S.P.A. (current)

July 2021: Chairman, NISSEI AMERICA, INC. (current)

(1) 621,210 shares (2) 0 shares (3) 1,242,420 shares

Reason for Nomination as Director Candidate

Mr. Hozumi Ida has served as a Director of NISSEI PLASTIC INDUSTRIAL CO., LTD. for 26 years and as Representative Director for 24 years, during which time he has demonstrated strong leadership and has made significant contributions to the enhancement of corporate value. He continues to possess a strong commitment to achieving sustainable growth and further improving corporate value. Accordingly, we have determined that he is highly suitable to assume responsibility for the management of the newly established Joint Holding Company and therefore propose his election as a Director of the Joint Holding Company.

Title / Position	Name	Date of Birth	Career Summary and Significant Concurrent Positions

(1) Number of Shares of NISSEI PLASTIC INDUSTRIAL Held by the Candidates
(2) Number of Shares of TOYO INNOVEX Held by the Candidates
(3) Number of Shares of the Joint Holding Company to Be Allotted to the Candidates

Representative Director, President and COO	Yoshiaki Tabata	Born on October 30,1961

April 1985: Joined TOYO INNOVEX Co., Ltd.

April 2002: General Manager, China Division, Overseas Sales Headquarters, TOYO INNOVEX Co., Ltd.

October 2003: General Manager, Asia Division, Overseas Sales Headquarters, TOYO INNOVEX Co., Ltd.

June 2011: Executive Officer, Deputy Head of Sales Headquarters; concurrently served as Head of South Asia Sales Department and Head of Europe and U.S. Sales Department, TOYO INNOVEX Co., Ltd.

January 2013: Executive Officer, Deputy Head of Sales Headquarters, TOYO INNOVEX Co., Ltd.

June 2014: Director; Head of Overseas Sales Headquarters, TOYO INNOVEX Co., Ltd.

January 2015: Director; Head of Sales Management Headquarters and Head of Overseas Sales Headquarters, TOYO INNOVEX Co., Ltd.

June 2018: Managing Director; Head of Sales Management Headquarters, TOYO INNOVEX Co., Ltd.

June 2019: President and Representative Director (current), TOYO INNOVEX Co., Ltd.

(1) 100 shares (2) 32,600 shares (3) 49,426 shares

Reason for Nomination as Director Candidate

Since assuming the position of Representative Director of TOYO INNOVEX Co., Ltd. in June 2019, Mr. Yoshiaki Tabata has appropriately carried out the supervision of management and the decision-making on important matters, drawing on his extensive overseas experience and the high level of insight he has cultivated through many years of service as a leader in the sales division. In light of these experiences and expertise, it has been determined that he is a person capable of contributing to the enhancement of corporate value. Accordingly, his appointment is hereby proposed.

Title / Position	Name	Date of Birth	Career Summary and Significant Concurrent Positions

(1) Number of Shares of NISSEI PLASTIC INDUSTRIAL Held by the Candidates
(2) Number of Shares of TOYO INNOVEX Held by the Candidates
(3) Number of Shares of the Joint Holding Company to Be Allotted to the Candidates

Director	Akihiko Imai	Born on September 3, 1964

October 1991 Joined NISSEI PLASTIC INDUSTRIAL CO., LTD.

June 2008 Manager, Planning Office, Corporate Planning Department

July 2010 Manager, Corporate Planning Office, Corporate Planning Department

July 2019 Deputy General Manager, Corporate Planning Department, concurrently Manager of Production and Sales Planning Office

June 2023 Executive Officer, General Manager, Corporate Planning Department

June 2024 Director, in charge of Internal Audit Office, Corporate Planning Department, Human Resources Department, General Affairs Department, Compliance, and Risk Management
     Chairman and Representative Director, NISSEI TECHNICA CO., LTD. (current)

June 2025 Managing Director, in charge of Internal Audit Office, Corporate Planning Department, Human Resources Department, General Affairs Department, Compliance, and Risk Management (current)

(1) 2,500 shares (2) 0 shares (3) 5,000 shares

Reason for Nomination as Director Candidate

Since joining NISSEI PLASTIC INDUSTRIAL CO., LTD., Mr. Akihiko Imai has gained experience in the General Affairs Department and at Nissei Technica Co., Ltd., and has served for many years in the corporate planning function, where he has developed extensive expertise in corporate planning operations. As a Director, he has undertaken a wide range of responsibilities, including the formulation of management policies and the organization and operation of management briefings such as IR meetings. He has also led efforts to strengthen the compliance framework and risk management system, achieving tangible results. Accordingly, he has been deemed capable of contributing to the growth and development of the company as a Director of the newly established Joint Holding Company, and his appointment is hereby proposed.

Title / Position	Name	Date of Birth	Career Summary and Significant Concurrent Positions

(1) Number of Shares of NISSEI PLASTIC INDUSTRIAL Held by the Candidates
(2) Number of Shares of TOYO INNOVEX Held by the Candidates
(3) Number of Shares of the Joint Holding Company to Be Allotted to the Candidates

Director	Masato Sakai	Born on April 12, 1969

April 1992: Joined TOYO INNOVEX Co., Ltd.

April 2009: Manager, Accounting Section, Accounting Department

April 2011: General Manager, Accounting Department and Manager, Accounting Section

April 2018: Head, Corporate Planning Office and General Manager, Accounting Department

June 2019: Executive Officer, Head of Corporate Planning Office and General Manager, Accounting Department (current)

(1) 0 shares (2) 31,800 shares (3) 48,018 shares

Reason for Nomination as Director Candidate

Mr. Masato Sakai has extensive experience in the accounting field since joining TOYO INNOVEX Co., Ltd. in April 1992 and possesses substantial expertise in finance and accounting. Since assuming the position of Executive Officer, he has played a central role in formulating and executing management and financial strategies. In light of these extensive experiences and expertise, it has been determined that he is well suited to contribute to the enhancement of corporate value, and accordingly, his appointment as a Director of the newly established Joint Holding Company is proposed.

Notes:

1.	The number of shares of each of the Companies held by the respective candidates is stated based on the status of shareholdings in each of the Companies as of December 5, 2025, and the number of shares of the Joint Holding Company to be allotted is stated based on such shareholdings, taking into account the Share Transfer Ratio applicable to the Share Transfer. Accordingly, the actual number of shares held and the number of new shares to be issued by the Joint Holding Company may change by the Reference Time.
2.	The titles listed are the titles scheduled as of the date of the Extraordinary General Meeting of Shareholders.
3.	There are no special interests between any of the candidates and Joint Holding Company y or TOYO INNOVEX, nor are any special interests expected to arise between the candidates and the Joint Holding Company.
4.	If each director candidate is appointed, the Joint Holding Company plans to enter into a directors’ and officers’ liability insurance policy (D&O insurance policy) with an insurance company pursuant to Article 430-3, Paragraph (1) of the Companies Act, under which all directors, including directors who are Audit and Supervisory Committee Members, will be insured persons, and the policy will cover legal damages and litigation expenses, etc. that the insured persons may be required to bear.

8.	Matters Prescribed in Article 74-3 of the Regulations for Enforcement of the Companies Act Concerning Candidates for Directors Who Will Serve as Audit and Supervisory Committee Members of the Joint Holding Company

Title / Position	Name	Date of Birth	Career Summary and Significant Concurrent Positions

(1) Number of Shares of NISSEI PLASTIC INDUSTRIAL Held by the Candidates
(2) Number of Shares of TOYO INNOVEX Held by the Candidates
(3) Number of Shares of the Joint Holding Company to Be Allotted to the Candidates

Outside Director (Audit and Supervisory Committee Member)	Stephen Bruce Moore	Born on October 10, 1966

January 1992: Joined McGraw-Hill
Head of the Asia-Pacific Bureau, Modern Plastics magazine

October 1999: Joined Chemical Week
Asia-Pacific Editor

April 2009: Joined Intercedent Inc.
Director and Head of the Precision Engineering Research Division

June 2021: Chief Executive Officer, MLT ANALYTICS (current)

June 2022: Outside Director, NISSEI PLASTIC INDUSTRIAL CO., LTD. (current)

(1) 0 shares (2) 0 shares (3) 0 shares

Reasons for Nomination as a Candidate for Outside Director Serving as an Audit and Supervisory Committee Member and Overview of the Expected Role

Mr.Stephen Bruce Moore has served as a journalist, analyst, and director at industry-specific publications and research firms in the plastics sector, and possesses extensive knowledge of the plastics industry as a whole from a global perspective, together with a high level of expertise. In addition, as Chief Executive Officer of MLT ANALYTICS, he has extensive insight into corporate management. As an Outside Director and Independent Officer of Our Company, he has provided useful opinions and advice from a global and objective standpoint. We expect that, as an Outside Director serving as an Audit and Supervisory Committee Member and an Independent Officer, he will contribute to management oversight and global business development, and accordingly propose his appointment as an Outside Director of the newly established Joint Holding Company.

Title / Position	Name	Date of Birth	Career Summary and Significant Concurrent Positions

(1) Number of Shares of NISSEI PLASTIC INDUSTRIAL Held by the Candidates
(2) Number of Shares of TOYO INNOVEX Held by the Candidates
(3) Number of Shares of the Joint Holding Company to Be Allotted to the Candidates

Outside Director (Audit and Supervisory Committee Member)	Haruko Nishida	Born on August 6, 1957

April 1981: Joined Mitsui Information Development Co., Ltd., Research Institute

July 1991: Resigned from the Company

August 1992: Joined McKinsey & Company Inc., Japan

January 2011: Resigned from the Company

January 2011: Representative, Office Phronesis (current)

January 2011: Director and Secretary General, IMPACT Foundation Japan

March 2012: Director, Public Resources Foundation (current)

November 2015: Representative Director, Women Help Women (current)

September 2017: Representative Executive, Japan Business Model Association (current)

August 2019: Director, RINNE Co., Ltd. (current)

June 2020: Outside Audit & Supervisory Board Member, NISSEI PLASTIC INDUSTRIAL CO., LTD.

June 2022: Outside Director (Audit and Supervisory Committee Member), NISSEI PLASTIC INDUSTRIAL CO., LTD. (current)

(1) 2,600 shares (2) 0 shares (3) 5,200 shares

Reasons for Nomination as a Candidate for Outside Director Serving as an Audit and Supervisory Committee Member and Overview of the Expected Role

Ms. Haruko Nishida has long been involved in the management of nonprofit organizations, including serving as a representative director of incorporated associations, and, together with her prior professional experience, possesses extensive knowledge and high-level insight into corporate management and governance. She has duly fulfilled her duties and responsibilities as an Outside Audit & Supervisory Board Member and as an Outside Director serving as an Audit and Supervisory Committee Member of Our Company.
We therefore expect that, as an Outside Director serving as an Audit and Supervisory Committee Member and an independent officer, she will contribute to strengthening audit and supervisory functions from an objective standpoint and provide useful advice for enhancing compliance and corporate governance, and accordingly propose her appointment as an Outside Director of the newly established Joint Holding Company.

Title / Position	Name	Date of Birth	Career Summary and Significant Concurrent Positions

(1) Number of Shares of NISSEI PLASTIC INDUSTRIAL Held by the Candidates
(2) Number of Shares of TOYO INNOVEX Held by the Candidates
(3) Number of Shares of the Joint Holding Company to Be Allotted to the Candidates

Outside Director (Audit and Supervisory Committee Member)	Amane Sawa	Born on August 8, 1976

April 1999: Joined Asahi Audit Corporation (currently KPMG AZSA LLC)

April 2002: Registered as a Certified Public Accountant

September 2009: Joined KPMG Tax Corporation

December 2009: Appointed Part-time Lecturer, Graduate School of Business Strategy, Kwansei Gakuin University

December 2009: Registered as a Certified Tax Accountant

April 2011: Established Sawa Certified Public Accountant Office (current)

June 2023: Outside Audit & Supervisory Board Member, TOA Corporation (current)

June 2024: Outside Audit & Supervisory Board Member, TOYO INNOVEX Co., Ltd. (current)

(1) 0 shares (2) 0 shares (3) 0 shares

Reasons for Nomination as a Candidate for Outside Director Serving as an Audit and Supervisory Committee Member and Overview of the Expected Role

Mr. Amane Sawa possesses extensive expertise in corporate accounting is a certified public accountant and licensed tax accountant, as well as a high level of insight into overall management and international experience gained through due diligence work related to overseas acquisitions and support for the management of overseas subsidiaries. While he has not previously been involved in corporate management other than serving as an outside officer, it is expected that he will leverage his aforementioned extensive practical experience to perform audit duties to ensure the appropriateness of directors’ execution of duties from a neutral and objective standpoint, provide advice and recommendations from a financial and accounting perspective, and carry out supervisory functions through the exercise of voting rights at meetings of the board of directors. Accordingly, we request his appointment as an Outside Director of the newly established Joint Holding Company.

Title / Position	Name	Date of Birth	Career Summary and Significant Concurrent Positions

(1) Number of Shares of NISSEI PLASTIC INDUSTRIAL Held by the Candidates
(2) Number of Shares of TOYO INNOVEX Held by the Candidates
(3) Number of Shares of the Joint Holding Company to Be Allotted to the Candidates

Outside Director (Audit and Supervisory Committee Member)	Yasuko Yokosawa	Born on June 11, 1977

October 2002: Registered with the Daini Tokyo Bar Association
    Joined TMI Associates

April 2010: Seconded to Yahoo Japan Corporation

January 2017: Counsel Attorney, TMI Associates (current)

August 2018: Outside Director (Audit and Supervisory Committee Member), Sansan, Inc.

(1) 0 shares (2) 0 shares (3) 0 shares

Reasons for Nomination as a Candidate for Outside Director Serving as an Audit and Supervisory Committee Member and Overview of the Expected Role

Ms. Yasuko Yokozawa possesses specialized knowledge and broad expertise in corporate legal affairs and compliance as an attorney. Although she has not been involved in company management in any capacity other than serving as an outside officer, it is expected that, by leveraging her extensive practical experience as an attorney, she will contribute to audit activities to ensure the appropriateness of directors’ execution of duties from a neutral and objective perspective, provide advice and recommendations from a legal standpoint, and perform supervisory functions through the exercise of voting rights at meetings of the board of directors. Accordingly, we request her election as an Outside Director of the Joint Holding Company to be newly established.

Notes:

1.	Mr. Stephen Bruce Moore, Mr. Amene Sawa, Ms. Haruko Nishida, and Ms. Yasuko Yokosawa are Outside Directors.
2.	The Joint Holding Company plans to notify the Tokyo Stock Exchange that Mr. Stephen Bruce Moore and Mr. Amane Sawa, and Ms. Haruko Nishida and Ms. Yasuko Yokosawa will serve as Independent Officers as defined by the Tokyo Stock Exchange.
3.	The number of shares held in each of the Companies is stated based on the shareholding status of each Company as of December 5, 2025, and the number of shares of the Joint Holding Company to be allotted is stated based on such shareholding status, taking into account the Share Transfer Ratio in the Share Transfer. Accordingly, the actual number of shares held and the number of new shares to be issued by the Joint Holding Company may change by the relevant reference time.
4.	In order to limit directors’ liability to a reasonable extent, the Joint Holding Company plans to provide in its Articles of Incorporation that it may enter into agreements with directors (excluding executive directors, etc.), pursuant to Article 427, paragraph (1) of the Companies Act, to limit liability for damages arising from negligence in the performance of their duties.
5.	If each director candidate assumes office, the Joint Holding Company plans to enter into a directors and officers liability insurance policy (D&O insurance policy) with an insurance company pursuant to Article 430-3, paragraph (1) of the Companies Act, under which all directors, including directors serving as Audit and Supervisory Committee Members, will be insured persons and legal damages and litigation expenses to be borne by the insured persons will be covered under such insurance policy.

9.	Matters Prescribed in Article 77 of the Regulations for Enforcement of the Companies Act Regarding the Accounting Auditor of the Joint Holding Company

The accounting auditor of the Joint Holding Company shall be as follows. In addition, the Audit and Supervisory Committees of both Companies selected Grant Thornton Taiyo LLC as the candidate for accounting auditor, on the grounds that the firm possesses the expertise, independence, and internal management and quality control systems required of the accounting auditor of the Joint Holding Company and is therefore deemed appropriate for the role.

(As of September 30, 2025)

Name	Grant Thornton Taiyo LLC
Principal Office Location	Akasaka K-tower 22F, 1-2-7 Motoakasaka, Minato-ku
History

September 1971: Taiyo Audit Corporation established
January 2006: Merged with Taiyo Audit Corporation to become Taiyo ASG Audit Corporation
July 2008: Transitioned to a limited liability organization and renamed Taiyo ASG Audit Corporation (Limited Liability)
July 2012: Merged with Eisho Audit Corporation
October 2013: Merged with Kasumigaseki Audit Corporation
October 2014: Renamed Grant Thornton Taiyo LLC

July 2018: Merged with Yusei Audit Corporation

Capital: JPY 551 million Personnel: • Certified Public Accountants: 379 • Certified Public Accountant Examination Passers, etc.: 231 • Others: 664 • Total: 1,274 Number of Audited Companies: 1,113

Agenda Item No. 2    Partial Modification of Articles of Incorporation

1. Purpose of Proposal

To facilitate the smooth execution of administrative procedures related to the convocation of ordinary general meetings of shareholders and other matters, Article 13 of the current Articles of Incorporation (Record Dates of Ordinary General Meetings of Shareholders) specifies the record dates of ordinary general meetings of shareholders, in accordance with the provisions of Article 124, Paragraph 3 of the Companies Act. If agenda item No. 1 above, which regards approval of the plan for the Share Transfer, is approved at the Extraordinary Meeting, such that the Share Transfer becomes effective as of Wednesday, April 1, 2026, the Company will have only one shareholder, namely the joint holding company. As such, the stipulation of record dates for ordinary general meetings of shareholders will become unnecessary. For this reason, it is proposed that Article 13 of the current Articles of Incorporation (Record Dates of Ordinary General Meetings of Shareholders), which specifies the record dates of ordinary general meetings of shareholders, be abolished, such that the current Article 14 in the Articles of Incorporation becomes Article 13 and so on. (This partial modification in the Articles of Incorporation is hereinafter referred to as “the Partial Modification of the Articles of Incorporation.”)

This the Partial Modification of the Articles of Incorporation will come into effect on Tuesday, March 31, 2026 on the condition that (i) Proposal No. 1 above, “Approval of the Share Transfer Plan between Our Company and TOYO INNOVEX Co., Ltd.,” is approved as drafted at the Extraordinary Meeting; (ii) the Share Transfer plan as approved in agenda item No. 1 by the day before Tuesday, March 31, 2026 remains in effect; and (iii) the Share Transfer is not suspended.

2. Details of the Modification

The details of the Modification are as follows.

(Underlined portions indicate the modification.)

Current Articles of Incorporation	Proposed Modification

Articles 1 to 12 (Text omitted)

(Record Dates of Ordinary General Meetings of Shareholders)

Article 13 : The record date for voting rights at Ordinary General Meetings of Shareholders shall be March 31 of each year.

Articles 14 to 40 (Text omitted)

Articles 1 to 12 (as currently) (Deleted) Articles 13 to 39 (as currently)

Note:

Concerning the distribution of surplus (year-end dividend) for the fiscal year 2026 (April 1, 2025 to March, 2026), in accordance with Article 38 of the current Articles of Incorporation (Article 37, following the Partial Modification of the Articles of Incorporation), the Company will pay said dividend to shareholders and registered pledgees of shares whose names are written or recorded on the shareholder registry as of the end of March 31, 2026.

Map to the Shareholders’ Meeting Venue

Nagano Prefecture, Hanishina-gun, Sakaki-machi, Oaza Nanjo 2110
Nissei Plastic Industrial Co., Ltd.
Headquarters Main Building, 2nd Floor Conference Room
Tel: +81-268-82-3000 (Main)

〔Access Information〕

•	Approximately 20 minutes by taxi from Ueda Station (JR Hokuriku Shinkansen)
•	Approximately 10 minutes on foot from Techno-Sakaki Station (Shinano Railway)
•	Approximately 5 minutes from Sakaki Interchange (Joshinetsu Expressway)

Notice of Electronic Disclosure Measures Regarding the Convening of an Extraordinary

General Meeting of Shareholders

Electronic Provision Measures

TOYO INNOVEX Co., Ltd.

(April 1, 2024 to March 30, 2025)

 Nissei Plastic Industrial Co., Ltd.

The above items have been omitted from the documents (Documents Containing Electronic Provision Measures) provided to shareholders who requested written delivery, in accordance with laws and regulations and the provisions of our Articles of Incorporation.

66

NOTICE: This is a translation of a part of the notice issued on June 6, 2025 in Japanese and is made solely for the convenience of the foreign shareholders. In case of any discrepancy between the translation and the Japanese original, the latter shall prevail.

BUSINESS REPORT

(From April 1, 2024 to March 31, 2025)

1.	Matters Regarding the Status of the Corporate Group
(1)	Progress and Achievement in Business

The global economy during the current consolidated fiscal year experienced soaring prices of natural resources and worldwide price increases due to the protracted Russia-Ukraine situation, and has entered a period predominated by uncertainty about the future, including an economic slowdown against the backdrop of the downward trend in the real estate market in China as well as armed conflict in the Middle East. Also, although it was observed that the domestic economy showed a mild improvement underpinned by more active consumer spending and inbound spending, the domestic market experienced prolonged rising raw material costs and an increase in prices caused by the drastic depreciation of the yen and has entered a difficult situation.

The industry to which the Company belongs has also entered an extremely severe market environment affected by price increases of procured materials and rising energy prices due to prolonged sluggish global demand and a drastic depreciation of the yen.

Under the foregoing market environment, the Group moved ahead on its business activities based on the Medium-term Management Plan 2026, in which the business year ending March 2027 is the final year, and took measures to ensure continued growth and stable revenue from a medium- to long-term perspective such as “enhancement of the sales ratio of a competitive die-casting machine,” “enhancement of systematic production of mainstream models of an injection molding machine,” “creative innovation in molding and advancement of Customers’ Value UP” and “formulation of personnel strategy interlocked with management strategy.” Nonetheless, under the effect of a worldwide decline in demand for molding machines, intensifying competition, and economic slowdown in China, we achieved, in the current consolidated fiscal year, an amount of orders received of JPY 27,462 million (an increase of 3.5% compared with the preceding term), and sales amount of JPY 27,024 million (a decrease of 6.3% compared with the preceding term), among which the domestic sales amount was JPY 8,238 million (an increase of 0.5% compared with the preceding term) and the foreign sales amount was JPY 18,786 million (a decrease of 9.0% compared with the preceding term), which resulted in a 69.5% ratio of foreign sales amount. In terms of profit and loss, due to an insufficient recovery of fixed costs caused by a lowering of the capacity utilization rate as production decreased and by a rise of product cost impacted by price increases of materials, the result was an operating loss of JPY 521 million and ordinary loss of JPY 427 million, and, net profit for the year attributable to the owners of the parent of JPY 845 million caused by, in addition to the aforementioned impacts, other factors including an accrual of deferred income taxes of JPY 227 million due to a reversal of deferred tax assets.

The status of the sales amounts of the respective products is as follows.

[Injection Molding Machine]

As for the injection molding machine, domestic sales recorded an increase in automobile-related and housewares-related sales, while foreign sales recorded a decrease in medical device-related and automobile-related sales in China and housewares-related sales in the Americas, however, an increase was recorded in the medical device-related and automobile-related sales in Southeast Asia and South Asia.

As a result of the foregoing, the amount of orders received was recorded at JPY 20,299 million (an increase of 4.4% compared with the preceding term) and the sales amount was recorded at JPY 19,789 million (a decrease of 8.3% compared with the preceding term). Among the sales amount, the foreign sales amount was JPY 13,552 million (a decrease of 12.5% compared with the preceding term), which resulted in a 68.5% ratio of foreign sales amount.

67

[Die-casting Machine]

As for the die-casting machine, domestic sales recorded a decrease in the sales related to industrial supplied materials and automobiles. In terms of foreign sales, while a substantial decrease was recorded in the sales related to automobiles and industrial supplied materials in China, an increase was recorded in the automobile-related sales in Southeast Asia and South Asia.

As a result of the foregoing, the amount of orders received was recorded at JPY 7,163 million (an increase of 1.1% compared with the preceding term) and the sales amount was recorded at JPY 7,235 million (a decrease of 0.4% compared with the preceding term). Among the sales amount, the foreign sales amount was JPY 5,234 million (an increase of 1.4% compared with the preceding term), which resulted in a 72.3% ratio of foreign sales amount.

(2)	Status of Capital Expenditures

The aggregated amount of capital expenditure for the current consolidated fiscal year amounted to JPY1,608 million. The major capital expenditures included those for monitoring devices and displaying devices for construction of the new large machinery assembling plants and for expansion of sales.

(3)	Status of Financing

The funds for the capital expenditure stated above have been covered by borrowing from financial institutions.

Also, to ensure efficient financing of operating capital, the Company has continuously executed a loan commitment agreement with Sumitomo Mitsui Banking Corporation.

The total amount of the loan commitment: JPY 2,000 million

(4)	Transitional Situation of Assets and Profit and Loss

(Unit: JPY million)

Classification	148th Term (FY 2021)	149th Term (FY 2022)	150th Term (FY 2023)	151st Term (Current FY)
Net sales	33,273	35,298	28,842	27,024
Ordinary income (loss)	1,970	1,538	(64)	(427)
Net profit (loss) for the year attributable to owners of parent	1,277	648	(1,293)	(845)
Per share net income (loss) for the year (yen)	62.21	31.59	(62.99)	(41.18)
Total assets	31,141	31,901	30,062	30,100
Net assets	19,595	19.985	18,584	17,657
Per share net assets (yen)	940.49	955.97	883.30	835.82

(Note) Per share net profit or loss for the year is calculated based on the average number of outstanding shares during the term, and per share net assets are calculated based on the number of outstanding shares as of the end of the term. Both the average number of outstanding shares during the term and the number of outstanding shares as of the end of the term are calculated excluding the number of treasury shares.

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(5)	Issues to be Addressed

We forecast that the market environment surrounding the Group will remain dim because of geopolitical risks such as the protracted Russia-Ukraine situation and armed conflict in the Middle East, and, moreover, other factors including the remaining uncertainness of economic recovery in China and confusion over reciprocal customs tariffs imposed by the U.S. on various countries around the world.

On the other hand, in the market in which the Group does business, while positive signs are observed, such as an increase of automobile-related capital investment and increase of the amount of orders received in the market in the remarkably growing India, it is believed that the environment surrounding orders received is transitioning to a severe market environment due to a downturn in demand associated with stagnation of the Chinese economy as well as soaring prices of natural resources, energy, and raw material due to a drastic depreciation of the yen.

In the midst of the aforesaid market environment, the Group recognizes automatization as a solution to the labor shortage and creation of high-value added products to address customer needs such as product development that contributes to carbon neutrality, a focus on rebuilding the product portfolio, realization of quick turn and strengthening of after-sale services, are measures and policies of priority, and the Group will implement the following strategies for growth.

First, as a product strategy, we endeavor to enhance market penetration of “Si-7,” the latest version of the injection molding machine, raise awareness about the product, and attempt to thoroughly control costs. As for the die-casting machine, we will expand the sales of “BD-V7EX” in a focused manner, especially strengthening cultivation of the EV market. Also, in addition thereto, we will focus on proposing solutions to provide customers with newly added value by means such as labor-saving through utilization of artificial intelligence (AI) and formulating automatic systems. In terms of production, while we are commencing production of medium- and large-sized machines, the demand for which has been increasing for molding the parts of products, including those of automobile and consumer electronics, at the new factory building which was completed in April 2025, we will increase systematic production to hold in stock half-finished goods of small-sized machines that fill the volume category, to enhance productive efficiency and prompt a customized response, as well as to shorten the delivery time. Furthermore, we will strengthen our supply system of service parts by utilizing the service distribution center established in April 2024 to enhance the level of customer satisfaction. The Group will, in conjunction with making steady progress in these efforts, endeavor to strengthen our management foundation towards sustainable growth and enhancement of corporate value under the purpose, vision, basic policy and managerial strategy which are the medium to long-term indicators set forth in the “Medium-term Management Plan 2026.”

Although there are ongoing possibilities that factors, such as sharp exchange rate fluctuations, prolonged lead time for procured parts and price increases, could have an adverse impact on corporate management, we will attempt to ensure achievement by minimizing risks and taking all measures necessary to ensure profit.

As for the forecast of consolidated achievements for the term ending in March 2026, we predict that the amount of sales will be JPY 30,000 million (an increase of 11.0% compared to the preceding term), the operating profit will be JPY 300 million (while the preceding term recorded an operating loss of JPY 521 million), the ordinary profit will be JPY 400 million (while the preceding term recorded an ordinary loss of JPY 427 million), and the net profit of the year attributable to owners of the parent will be JPY 150 million (while the preceding term recorded a net loss of the year attributable to owners of the parent of JPY 845 million).

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(6)	Situation of Major Subsidiaries and Affiliated Companies
Company Name	Capital	The Company’s Equity Ratio	Major Business
(Subsidiaries)	JPY million	%
Toyo Koki Co., Ltd.	20	100.0	Manufacture of peripherals for injection molding machine and die-casting machine; manufacture and sale of conveyer
Toyo Machinery Engineering Co., Ltd.	10	100.0	Maintenance services and installation of modeling machine; sale of precision molds
	RMB million
TOYO MACHINERY (CHANGSHU) CO., LTD.	47	100.0	Manufacture and sale of injection molding machine and die-casting machine
(Affiliated Companies)	CHF million	%
GM-Injection AG	0.5	30.2	Sale of and maintenance services for injection molding machine

(Note) Consolidated subsidiaries are ten (10) companies comprising the three major subsidiaries described above and TOYO MACHINERY (M) SDN. BHD., TOYO MACHINERY (T) CO., LTD., TOYO MACHINERY & METAL（SHANGHAI）CO., LTD., TOYO MACHINERY (CHANGSHU) CO., LTD., TOYO INNOVEX (TAIWAN) CO., LTD., TOYO MACHINERY VIETNAM CO., LTD., and PT TOYO MACHINERY AND METAL INDONESIA.

(7)	Outline of the Major Business (as of March 31, 2025)

The major products which the Group manufactures and sells are as follows:

Category	Name of Major Products
Injection Molding Machine	Plastic Injection Molding Machine and Its Peripherals
Die-casting Machine	Die-casting Machine and Its Peripherals

(8)	Major Business Locations (as of March 31, 2025)
(i)	Major Business Locations of the Company
Business Locations	Located In:
Head office/Factory	Akashi City, Hyogo Prefecture
Tokyo Branch Office [Nishi-kanto Branch Office]	Yokohama City, Kanagawa Prefecture
Kansai Branch Office	Higashi-Osaka City, Osaka Prefecture
Chubu Branch Office	Nagoya City, Aichi Prefecture
Saikyo Branch Office [Higashi-kanto Branch Office]	Kawaguchi City, Saitama Prefecture
Nishi-nihon Branch Office	Akashi City, Hyogo Prefecture
Hong Kong Branch Office	Hong Kong SAR, China
India Branch Office	Gurugram, India

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(ii)	Major Business Locations of Subsidiaries
Business Locations	Located In:
Toyo Koki Co., Ltd.	Akashi City, Hyogo Prefecture
Toyo Machinery Engineering Co., Ltd.	Akashi City, Hyogo Prefecture
TOYO MACHINERY (CHANGSHU) CO., LTD.	Changshu, Jiangsu Province, China
TOYO MACHINERY (M) SDN. BHD.	Selangor, Malaysia
TOYO MACHINERY (T) CO., LTD.	Bangkok, Thailand
TOYO MACHINERY & METAL（SHANGHAI）CO., LTD.	Shanghai, China
TOYO MACHINERY (GUANGZHOU) CO., LTD.	Guangzou, Guandong Province, China
TOYO INNOVEX (TAIWAN) CO., LTD.	Taipei, Taiwan
TOYO MACHINARY VIETNAM CO., LTD.	Hanoi, Viet Nam
PT TOYO MACHINERY AND METAL INDONESIA	Prov. Jawa Barat, Indonesia

(9)	Situation of Employees (as of March 31, 2025)
Number of Employees	Year to Year Change
737	Decreased by 11

(Note) The number of employees means the number of working employees.

(10)	Major Lenders (as of March 31, 2025)
Lender	Outstanding Borrowings
Sumitomo Mitsui Banking Corporation	1,110 (JPY millions)
MUFG Bank, Ltd.	720 (JPY millions)
The Chugoku Bank, Limited	650 (JPY millions)
Mizuho Bank, Ltd.	400 (JPY millions)
The Minato Bank, Ltd.	300 (JPY millions)
The San-in Godo Bank, Ltd.	100 (JPY millions)
The Hyakujushi Bank, Ltd.	100 (JPY millions)
Resona Bank, Limited	100 (JPY millions)

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2.	Matters Regarding the Shares of the Company (as of March 31, 2025)
(1)	Total Number of the Authorized Shares: 80,000,000 shares
(2)	Total Number of the Outstanding Shares: 20,703,000 shares (including 235,151 treasury shares)
(3)	Number of Shareholders: 20,625 shareholders
(4)	Major Shareholders (the top 10 shareholders)
Name / Company Name	Number of Shares Owned	Holding Ratio
	(1,000 shares)	(%)
Tatsuo KIYOHARA	1,473	7.20
The Japan Steel Works, Ltd.	1,450	7.08
UBE MACHINERY CORPORATION, Ltd.	1,450	7.08
Maruka Corporation	622	3.04
YAMAZEN CORPORATION	600	2.93
DAIICHI JITSUGYO CO., LTD.	400	1.95
MSIP CLIENT SECURITIES	207	1.01
DFA INTL SMALL CAP VALUE PORTFOLIO	201	0.98
The Master Trust Bank of Japan, Ltd. (Trust account)	192	0.94
Nomura Securities Co., Ltd.	143	0.70

(Notes)

1. The numbers of shares are described by truncating the shares of less than one thousand.

2. While the Company holds 235,151 treasury shares, the Company is excluded from the major shareholders specified above.

3. The holding ratio is calculated excluding the number of treasury shares.

(5) Situation of Shares Delivered to the Company’s Officers During the Current Business Year as Compensation for the Execution of Their Duties

Classification	Number of Shares	Number of Recipients of the Issuance
Directors (excluding Outside Directors)	8,800	Four (4)
Outside Directors	－	－
Corporate Auditors	－	－

(Note) The particulars of the Company’s stock-based compensation are as set forth in “3. Matters Regarding Corporate Officers (4) Determination Policy on Particulars of Individual Remuneration and the Like for Directors (iii) Determination Policy for Each Type of Remunerations and the Like 3) Non-monetary compensation (stock-based compensation).”

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3.	Matters Regarding Corporate Officers
(1)	Name and Other Particulars of Directors and Corporate Auditors (as of March 31, 2025)
Position in the Company	Name	Responsibilities in the Company and material posts concurrently held
President and Representative Director	Yoshiaki TABATA	-
Director	Kenji TAKATSUKI	General Manager of Management Division and in charge of Sustainability and Risk Management
Director	Hiroyuki YAMAMOTO	General Manager of Sales Division
Director	Takao NAKAMURA	General Manager of Technology Division
Director	Mitsuo YAMADA	[Material post concurrently held:] Senior Managing Director, Entrepot Inc.
Director	Mari IGA	[Material posts concurrently held:] President and Representative Director, March Co., Ltd. Outside Director, Sumitomo Warehouse Co., Ltd.
Standing Corporate Auditor	Takayuki FUJIMOTO	-
Corporate Auditor	Yuka SHIMOKOBE	Attorney-at-law
Corporate Auditor	Amane SAWA	[Material posts concurrently held:] Representative, Sawa CPA Office Outside Audit & Supervisory Board Member of TOA Corporation
(Notes)

1. Among the Directors, Mr. Mitsuo YAMADA and Ms. Mari IGA are Outside Directors, each of whom has been registered at Tokyo Stock Exchange as an independent officer.

2. Corporate Auditors Ms. Yuka SHIMOKOBE and Mr. Amane SAWA are Outside Corporate Auditors, who have been respectively registered at Tokyo Securities Exchange as independent officers.

3. Ms. Yuka SHIMOKOBE, Corporate Auditor, is qualified as an attorney-at-law and has a substantial level of expertise in corporate legal affairs.

4. Mr. Amane SAWA, Corporate Auditor, is qualified as a certified public accountant and certified tax accountant and has a substantial level of expertise in finance and accounting.

5. There are no special interests between the Company and each of the other juridical entities in which Outside Directors or Outside Corporate Auditors hold a post.

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(2)	Transfers of the Directors and Corporate Auditors during the Current Business Year

(i)     Assumption of Office

Mr. Takao NAKAMURA was elected as Director at the 150th Annual General Meeting of Shareholders held on June 25, 2024 and assumed his office.

(ii)    Retirement from Office

Mr. Yasuhiro MIWA, Director, retired from his office upon expiration of his tenure at the conclusion of the 150th Annual General Meeting of Shareholders held on June 25, 2024. Also, Mr. Masaya TAKAHASHI, Corporate Auditor, resigned from his office at the conclusion of the 150th Annual General Meeting of Shareholders held on June 25, 2024.

(iii)  Change in Position of Director during the Current Business Year

Name	New Position	Former Position	Date of Transfer
Hiroyuki YAMAMOTO	Director, General Manager of Sales Division	Director, General Manager of Sales Division and General Manager of Chinese Sales Department	April 1, 2024

(3)	Aggregate Amount and Other Particulars of Remunerations for Directors and Corporate Auditors
Classification	Aggregate Amount of Remunerations (JPY million)	Total Amount of Remunerations per Type (JPY million)				Number of Eligible Recipient Officers
		Fixed compensation	Performance-linked compensation	Non-monetary compensation (RS)	Non-monetary compensation (PSU)
Directors (Excluding Outside Directors)	63	53	－	10	－	5
Outside Directors	12	12	－	－	－	2
Corporate Auditors (Outside Corporate Auditors)	25 (12)	25 (12)	－ (－)	－ (－)	－ (－)	4 (3)
(Notes)
1.	The aggregate amount of remuneration for Directors does not include employee salaries and the like for Directors who serve concurrently as employees.
2.	The resolutions regarding the amount of monetary compensation and non-monetary compensation (stock-based compensation) for Directors were as follows:
(i)	The resolution that the amount of compensation for Directors of the Company shall be no more than JPY 200 million per annum (of which up to JPY 20 million is for Outside Directors, not including employee salaries and bonuses for Directors who serve concurrently as employees) has been passed at the 143rd Annual General Meeting of Shareholders held on June 23, 2017. The number of Directors at the conclusion of such General Meeting of Shareholders was eight (8) (of which the number of Outside Directors was two (2)).
(ii)	The resolutions regarding remunerations apart from the amount of monetary compensation set forth in (i) above were passed as described in item 1) and 2) below at the 147th Annual General Meeting of Shareholders held on June 25, 2021. The number of Directors (excluding Outside Directors) at the conclusion of such General Meeting of Shareholders was four (4).
1)	Restricted Stock whereby a certain restricted stock is delivered every term

The total amount of compensation paid for granting restricted stock is no more than JPY 10 million per annum; and the total number of shares is no more than 25,000 shares per annum (Outside Directors are not eligible).

2)	Performance Share Unit whereby restricted stock is delivered in accordance with the degree of achievement of performance goals specified in advance

The total amount of compensation to be paid for granting restricted stock as remuneration for three (3) business years is no more than JPY 90 million (of which no more than JPY 30 million is paid per annum); and the total number of shares is no more than 75,000 shares (of which no more than 25,000 shares are granted per annum) (Outside Directors are not eligible).

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3.	The amount of monetary compensation for Corporate Auditors was resolved at the 120th Annual General Meeting of Shareholders held on June 29, 1994 as no more than JPY 4 million per month. The number of Corporate Auditors at the conclusion of such General Meeting of Shareholders was four (4) (of which the number of Outside Corporate Auditors was two (2)).
4.	Non-monetary compensation is the Company’s restricted stock. Restricted Stock is awarded every business year, in principle, and a transfer restriction has been established under the allotment agreement (“Allotment Agreement”) whereby eligible Directors may not transfer the allotted stock until the time of their retirement from the position of Director. Such transfer restriction shall be removed on the condition that an eligible Director has remained in the position of Director [of the Company] until the time of his/her retirement therefrom. Also, in the event of the confirmed retirement of an eligible Director from a position at the Company for any reason other than death, expiration of the term of office or other justifiable reasons, the Company shall acquire the shares at no cost. On the other hand, Performance Share Units shall be awarded for three (3) business years of the Medium-term Management Plan of the Company (“Award Period”) in accordance with the degree of achievement of goals in performance, the [length of] terms of office, and other factors (the minimum final number of the shares to be awarded is zero (0)), and, upon the award, an allotment agreement shall be entered into corresponding, mutatis mutandis, to the Allotment Agreement for the Restricted Stock. However, in the event of a resignation for any reason other than death, expiration of the term of office and other justifiable reasons, no shares shall be awarded. The status of the delivery of such shares during the current business year is as described in “2. Matters Regarding the Shares of the Company (5) Situation of Shares Delivered to the Company’s Officers During the Business Year as Compensation for the Execution of Their Duties.” The aggregate amount of non-monetary compensation set forth in the schedule above is the amount recorded as expenses for the amount of stock-based compensation with transfer restrictions for the relevant business year (i.e., JPY 10 million for five (5) Directors excluding Outside Directors).
5.	As for individual remunerations and the like for Directors (excluding stock-based compensation), Yoshiaki TABATA, President and Representative Director, is entrusted for the determination thereof pursuant to the resolution of the Board of Directors. Under such entrustment, the President and Representative Director determines individual fixed compensation and individual performance-linked compensation (bonus). The authority described above was vested in the President and Representative Director considering that the decision-making by the President and Representative Director is most appropriate to determine the particulars of compensation from a higher perspective on the performance of the Company as a whole, while taking the status of execution of duties of each Director into account. For such authority to be appropriately exercised, an original proposition of the individual remunerations for Directors prepared by the President and Representative Director shall be submitted to the Personnel Remuneration Committee, in which Outside Officers form a majority, and which is chaired by an Outside Director; after the Board of Directors receives proposals from the Committee and studies these proposals, it shall resolve the entrustment to the President and Representative Director; and then the President and Representative Director shall make decisions on the particulars of the individual remunerations for Directors.

(4)	Determination Policy on Details of Individual Remunerations and the Like for Directors

The Company has stipulated the determination policy on details of individual remunerations and the like for Directors by the resolution of the Board of Directors, the outline of which is described below. Upon such resolution at the Board of Directors, the proposition was submitted to the Personnel Remuneration Committee, in which Outside Officers form a majority, and which is chaired by an Outside Director, the proposals of which were received by the Board of Directors.

Also, as for the individual remunerations and the like for Directors, the Board of Directors has confirmed that the method of decision-making and the determined details of the remunerations and the like for the current business year conform to the said policy and that the proposals by the Personnel Remuneration Committee have been respected, and judged that the remunerations and the like are in accordance with such determination policy.

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(i)	Basic Policy
1)	The remunerations for executive Directors shall be basically at the level and in a system appropriate as an incentive to positively endeavor to enhance corporate value.
2)	The remunerations for Outside Directors shall be at the level that ensures the Company continuously secures personnel capable of delivering advice to and exercising supervision over the execution of the Company’s business from an independent viewpoint underpinned by professional knowledge and experience.
(ii)	System
1)	Remunerations and the like for executive Directors

Remunerations are composed of monthly fixed compensation and bonus as short-term performance-linked compensation, and non-monetary compensation (stock-based compensation) for the purposes of reflecting medium-term performance and sharing values with shareholders.

2)	Remunerations and the like for Outside Directors

Remunerations are solely composed of monthly fixed compensation.

Considering that Outside Directors’ exercise of their duties is non-executive, bonus as performance-linked compensation and non-monetary compensation (stock-based compensation) shall not be awarded.

(iii)	Determination Policy for Each Type of Remunerations and the Like
1)	Fixed compensation

Fixed compensation shall be in the amount prescribed as the fixed amount corresponding to the responsibilities for operation of the Company.

2)	Bonus
i.	The consolidated operating profit shall be the index so that it functions as an incentive for short-term performance, computed based on the standard amount of bonus corresponding to each position, and determined by further adding the individual evaluation based on a performance assessment sheet.
ii.	The minimum amount of bonus shall be JPY 0.
3)	Non-monetary compensation (stock-based compensation)
i.	Non-monetary compensation shall be restricted stock and comprised of two programs that are: the Restricted Stock program, whereby a certain restricted stock is delivered for every business year, and the Performance Share Unit program, whereby restricted stock is delivered in accordance with the degree of achievement of performance goals specified in advance.
ii.	Restricted Stock shall be awarded by conferring monetary compensation claims for the allotment of restricted stock to eligible Directors every business year, in principle, and having them contribute the said monetary compensation claims in kind. The amount of the said monetary compensation claims shall be computed based on the standard amount to be awarded that is equal for each position and determined by the Board of Directors.
iii.	Performance Share Units shall be awarded by conferring monetary compensation claims for granting restricted stock to eligible Directors in accordance with the degree of achievement of performance goals specified in advance during the three (3) business years comprising the Medium-term Management Plan of the Company and having them contribute the said monetary compensation claims in kind. The number of shares to be allotted shall be computed based on the standard number of shares determined in accordance with the position of an eligible Director, the degree of achievement of performance goals specified for the cumulative amount of consolidated operating profit during the period of the Medium-Term Management Plan, the degree of achievement of performance goals specified for ROE for the last business year of the period for the Medium-term Management Plan as well as the [length of ]terms of office, and the amount of the monetary remuneration claims in accordance with such number shall be determined by the Board of Directors.

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iv.	The standard amount to be awarded for each position that will be the basis for computing the monetary compensation claims in Restricted Stock and the standard amount to be awarded for each position, that will be the basis for computing the standard number of shares to be awarded in Performance Share Units, shall be equal.
(iv)	Policy regarding Determination of the Component Ratio of Fixed Compensation, Bonus, and Non-monetary Compensation (Stock-based Compensation)

The component ratio of fixed compensation, bonus and non-monetary compensation (stock-based compensation) is set so that it ensures an appropriate level of and system for executive Directors to positively address enhancement of corporate value, which shall be approximately 65:25:10, subject to variation according to the amount of consolidated operating profit or other factors.

(v)	Policy regarding Determination of the Timing and Conditions for Grant of Remunerations and the Like
1)	Fixed compensation

Upon entrustment by the Board of Directors to be held after the conclusion of the relevant Annual General Meeting of Shareholders, the Representative Director shall determine the fixed compensation for the period from July after such meeting to June in the following year, which shall be paid monthly.

2)	Bonus

Upon entrustment by the Board of Directors to be held after the conclusion of the relevant Annual General Meeting of shareholders, the Representative Director shall determine the bonus for the preceding business year, which shall be paid on, in principle, the day immediately following such determination.

3)	Non-monetary compensation (stock-based compensation)

As for Restricted Stock, a resolution will be passed by the Board of Directors after the conclusion of the relevant Annual General Meeting of shareholders, to confer the monetary compensation claims to grant restricted shares, which will be delivered in the month immediately following the month in which such resolution is passed.

As for Performance Share Units, after the closing of the last business year of the Medium-term Management Plan, in principle, a resolution will be passed at the meeting of the Board of Directors in which performance of the relevant business year becomes definite, to confer the monetary compensation claims to grant restricted shares, which will be delivered in the month immediately following the month in which such resolution is passed. In cases where Performance Share Units are allotted to a Director who retired in the business year during the period of the Medium-term Management Plan, it shall be delivered, in principle, in the month immediately following the month in which the resolution to confer the monetary compensation claims is passed.

(vi)	Method of Determination of Details of Individual Remunerations and the Like

The Representative Director shall be entrusted with determination of individual remunerations and the like (excluding stock-based compensation) in accordance with the resolution passed by the Board of Directors and shall determine, upon such entrustment, the individual fixed compensation and individual bonus for Directors. For such authorization to be appropriately exercised, the original proposition prepared by the Representative Director on individual compensation for respective Directors shall be submitted to the Personnel Remuneration Committee, in which Outside Officers form a majority and which is chaired by an Outside Director, and the Board of Directors shall, after receiving the Committee’s report, resolve to delegate to the Representative Director based on such report. Then the Representative Director shall, pursuant to such resolution, determine the details of the individual remunerations and the like for respective Directors.

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(5)	Matters Regarding Performance-linked Compensation
(i)	The particulars of or reasons for the selection of the performance index selected as a basis for the amount or computation of Performance-linked Compensation
1)	Bonus

The performance index pertaining to bonus is consolidated operation profit, the performance of which is as set forth in “1. Matters Regarding the Status of Corporate Group (1) Progress and Achievement in Business.” The reason for the selection of such index was that it was judged as most appropriate to measure the added value created through business activities.

2)	Performance Share Units

The performance index pertaining to Performance Share Units comprises the degree of achievement of performance goals in terms of the cumulative amount of consolidated operating profit for the three business years covering the period of the Medium-term Management Plan and the degree of achievement of performance goals in terms of ROE in the last business year of the period of the Medium-term Management Plan. The reason for the selection of the cumulative amount of consolidated operating profit during the three business years covering the period of the Medium-term Management Plan, was that the Company intends to conduct business as if the period subject to the Medium-term Management Plan is a single business year, and judged that the cumulative amount of consolidated operating profit during such period is significant as a direct goal of such business activities. Also, the reason for the selection of the degree of achievement of performance goals in terms of ROE in the last business year of the period for the Medium-term Management Plan is because the Company considers it significant as a target to enhance the Company’s corporate value.

(ii)	Amount or method of computing Performance-linked Compensation
1)	Bonus

The method of computing bonus is as set forth in “3. Matters Regarding Corporate Officers (4) Determination Policy on Details of Individual Remuneration and the Like for Directors (iii) Determination Policy for Each Type of Remunerations and the Like 2) Bonus.”

2)	Performance Share Units

The particulars of the Company’s stock-based compensation are as set forth in “3. Matters Regarding Corporate Officers (4) Determination Policy on Details of Individual Remuneration and the Like for Directors (iii) Determination Policy for Each Type of Remunerations and the Like 3) Non-monetary compensation (stock-based compensation).”

(iii)	Achievement regarding performance index used for computing the amount or number of Performance-linked Compensation and the like
1)	Bonus

The achievement of consolidated operating profit is as set forth in “1. Matters Regarding the Status of Corporate Group (1) Progress and Achievement in Business.”

2)	Performance Share Units

The degree of achievement of the performance target in terms of cumulative consolidated operating profit during the period of the Medium-term Management Plan as well as the degree of achievement of the performance target in terms of ROE shall become definite after the expiration of the period for the Medium-term Management Plan.

(6)	Outline of the Agreement to Limit Liability

Pursuant to Article 427, paragraph (1) of the Companies Act of Japan (“Companies Act”), the Company has entered into an agreement with each of Mr. Mitsuo YAMADA and Ms. Mari IGA, Directors, and Mr. Takayuki FUJIMOTO, Ms. Yuka SHIMOKOBE and Mr. Amane SAWA, Corporate Auditors, to limit their liability under Article 423, paragraph (1) of the Companies Act for damages suffered by the Company. The outline of such agreement is to limit the ceiling of liability of those Directors and Corporate Auditors to the minimum liability amount stipulated in Article 425, paragraph (1) of the Companies Act.

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(7)	Outline of the Contents of the Directors and Officers Liability Insurance Policy

The Company has entered into a directors and officers liability insurance policy (“D&O Insurance”) as stipulated in Article 4303 paragraph (1) of the Companies Act with an insurance company, whereby the loss to be incurred by the insured(s) due to claims for damages made will be indemnified. However, there are certain exclusions, such as an exclusion that any loss arising out of an act committed knowing that it is an illegal act shall not be indemnified.

The insureds of such insurance policy are the Company’s Directors, Corporate Auditors, Executive Officers, managerial-level employees, officers dispatched to outside the Company, and retired officers, and the Company bears the premiums for all such persons including those for endorsements.

The term of the D&O Insurance policy is one (1) year, which has been renewed every year, after the Company reviewed the policy before the expiration of the term, and upon resolution of the Board of Directors.

(8)	Matters Regarding Outside Officers

Status of major activities during the current business year

Position	Name	Status of major activities
Director	Mitsuo YAMADA	He attended all twelve (12) meetings of the Board of Directors held during this business year, in which he positively expressed questions and opinions, from a viewpoint independent from the execution of business, concerning technology, investment and all other aspects of corporate management based on his abundant experience at manufacturers related to product development, operation of business and management. Beyond that, he has fulfilled the significant role that the Company expected in relation to ensuring and enhancing transparency, fairness and diversity of the Company through his conduct of the proceedings as the chairperson of the Personnel Remuneration Committee, and, in conjunction therewith, his advice given and opinions exchanged from an outside position.
Director	Mari IGA	She attended all twelve (12) meetings of the Board of Directors held during this business year, in which she expressed questions and opinions positively from a viewpoint independent from the execution of business, concerning all aspects of corporate management based on her abundant experience and expertise as a management executive of a consulting company in relation to marketing as well as activation of personnel resources and organization. Beyond that, she has fulfilled the significant role that the Company expected in relation to ensuring and enhancing transparency, fairness and diversity of the Company through her attendance at the Personnel Remuneration Committee, and, in conjunction therewith, her advice given and opinions exchanged from an outside position.
Corporate Auditor	Yuka SHIMOKOBE	She attended all twelve (12) meetings of the Board of Directors and all thirteen (13) meetings of the Board of Corporate Auditors held in this business year, in which she expressed valuable opinions, based on her abundant practical experience as an attorney-at-law, concerning corporate legal affairs and all aspects of legal affairs. Beyond that, she has fulfilled the significant role in ensuring and enhancing transparency, fairness and diversity of the Company through her attendance at the Personnel Remunerations Committee, and, in conjunction therewith, her advice given and opinions exchanged from an outside position.

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Corporate Auditor	Amane SAWA	He attended all ten (10) meetings of the Board of Directors and all ten (10) meetings of the Board of Corporate Auditors held after his assumption of office as Corporate Auditor, in which he made statements appropriately based on his professional expertise as a certified public accountant and with a high degree of insight concerning all aspects of management. Beyond that, he has fulfilled the significant role in ensuring and enhancing transparency, fairness and diversity of the Company through his attendance at the Personnel Remuneration Committee, and, in conjunction therewith, his advice given and opinions exchanged from an outside position.

(9) Other Material Matters Regarding the Status of the Corporate Group

As of April 1, 2025, the Company has changed its company name (trade name) to TOYO INNOVEX Co., LTD.

4. Policy Regarding the Decision-making of Dividends of Surplus

The Company’s basic position from a medium- to long-term perspective is to strengthen its financial position and business foundation while also maintaining stable dividends and appropriate return of profits to shareholders. It is scheduled that the internal reserve will be utilized for activities to develop new businesses in the long-term forecast, investment to achieve efficiency and labor-savings in management practices, and the like.

Also, we aim to conduct stable and sustainable dividends to shareholders by heightening capital efficiency and achieving ROE of greater than 8%, which is the goal of the Medium-term Management Plan, through consideration of capital cost and also utilizing interest-bearing debt in alignment with balanced financial soundness.

The timing of distribution of dividends is basically twice a year at the midterm and term-end. Pursuant to the provisions of Article 459, paragraph (1) of the Companies Act, the Company has stipulated in the Articles of Incorporation that the Board of Directors may decide matters regarding dividends of surplus without a resolution at the general meeting shareholders. The term-end dividends and interim dividends distributed in the current term were as described below:

[Term-End Dividends]

-	Amount of dividends per share: JPY 17.50 per common share
-	Total amount of dividends: JPY 358,187,358
-	Effective date: June 25, 2025

[Interim Dividends]

-	Amount of dividends per share: JPY 17.50 per common share
-	Total amount of dividends: JPY 359,514,225
-	Effective date: December 2, 2024

(Note)

1.	The number of shares indicated in this Business Report is presented by truncating fractions less than the indicated unit. The figure for amounts is presented by rounding down the amount less than one yen and truncating the amount less than the indicated unit.
2.	The ratio is presented by rounding up or down to the ratio nearest to the indicated unit.

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CONSOLIDATED BALANCE SHEET

(As of March 31, 2025)

(Unit: JPY million)

Item	Amount	Item	Amount
(Assets)		(Liabilities)
Current assets	21,328	Current liabilities	9,156
Cash and deposits	4,829	Notes and accounts payable - trade	3,194
Notes and accounts receivable - trade	5,821	Electronically recorded obligations - operating	638
Electronically recorded monetary claims - operating	1,241	Short-term loans payable	2,300
Merchandise and finished goods	3,539	Long-term loans payable due within one year	340
Work in process	3,223	Accrued expenses	593
Raw materials and supplies	1,315	Income taxes payable	156
Other	1,366	Provision for product warranties	47
Allowance for doubtful accounts	(8)	Provision for loss on disaster	252
Non-current assets	8,771	Other	1,632
Property, plant and equipment	7,332	Non-current liabilities	3,286
Buildings and structures	4,243	Long-term loans payable	840
Machinery, equipment and vehicles	920	Net defined benefit liability	1,399
Tools, furniture and fixtures	95	Deferred tax liabilities	927
Land	782	Provision for share awards for directors	4
Leased assets	135	Other	116
Construction in progress	1,155	Total liabilities	12,443
Intangible assets	291	(Net assets)
Software	145	Shareholders’ equity	15,207
Software in progress	15	Capital stock	2,506
Other	130	Capital surplus	2,398
Investments and other assets	1,148	Retained earnings	10,383
Investment securities	976	Treasury shares	(80)
Deferred tax assets	124	Accumulated other comprehensive income	1,900
Other	659	Valuation difference on available-for-sale securities	170
Allowance for doubtful accounts	(611)	Deferred gains or losses on hedges	(6)
		Foreign currency translation adjustment	1,421
		Remeasurements of defined benefit plans	314
		Non-controlling interests	549
		Total net assets	17,657
Total assets	30,100	Total liabilities and net assets	30,100

(Note) Amounts of less than one million yen are rounded down.

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CONSOLIDATED STATEMENT OF INCOME

(From April 1, 2024 to March 31, 2025)

(Unit: JPY million)

Item	Amount
Net sales		27,024
Cost of sales		22,167
Gross profit		4,856
Selling, general and administrative expenses		5,378
Operating loss		521
Non-operating income
Interest and dividend income	31
Rent income on non-current assets	68
Share of profit of entities accounted for using equity method	78
Other	35	213
Non-operating expenses
Interest expenses	30
Rent expenses on non-current assets	8
Foreign exchange losses	43
Other	37	119
Ordinary loss		427
Extraordinary profit
Gain on sales of investment securities	45
Insurance income on disaster	301	346
Extraordinary losses
Loss on valuation of investment securities	4
Provision for loss on disaster	273	278
Loss before income taxes		359
Income taxes - current	209
Income taxes - deferred	227	437
Net loss for the year		796
Net profit for the year attributable to non-controlling interests		48
Net loss for the year attributable to owners of parent		845

(Note) Amounts of less than one million yen are rounded down.

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CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(From April 1, 2024 to March 31, 2025)

(Unit: JPY million)

	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury shares	Total shareholders’ equity
Balance as of April 1, 2024	2,506	2,393	11,947	(32)	16,814
Changes of items during period
Dividends of surplus			(718)		(718)
Net loss attributable to owners of parent			(845)		(845)
Purchase of treasury shares				(50)	(50)
Disposal of treasury shares		4		1	6
Net changes of items other than shareholders’ equity
Total changes of items during the consolidated fiscal year	—	4	(1,563)	(48)	(1,607)
Balance as of March 31, 2025	2,506	2,398	10,383	(80)	15,207

	Accumulated other comprehensive income					Non-controlling interests	Total net assets
	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Foreign currency translation adjustment	Remeasurements of defined benefit plans	Total accumulated other comprehensive income
Balance as of April 1, 2024	208	(17)	970	163	1,323	446	18,584
Changes of items during period
Dividends of surplus							(718)
Net loss attributable to owners of parent							(845)
Purchase of treasury shares							(50)
Disposal of treasury shares							6
Net changes of items other than shareholders’ equity	(37)	11	451	150	576	103	680
Total changes of items during the consolidated fiscal year	(37)	11	451	150	576	103	(927)
Balance as of March 31, 2025	170	(6)	1,421	314	1,900	549	17,657

(Note) Amounts of less than one million yen are rounded down.

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NON-CONSOLIDATED BALANCE SHEET

(From April 1, 2024 to March 31, 2025)

(Unit: JPY million)

Item	Amount	Item	Amount
(Assets)		(Liabilities)
Current assets	16,015	Current liabilities	9,782
Cash and deposits	3,162	Accounts payable - trade	3,425
Notes receivable – trade	1,224	Electronically recorded obligations - operating	659
Electronically recorded monetary claims – operating	1,235	Short-term loans payable	3,000
Accounts receivable - trade	4,020	Long-term loans payable due within one year	340
Merchandise and finished goods	2,109	Accounts payable - other	195
Work in process	2,264	Accrued expenses	489
Raw materials and supplies	903	Income taxes payable	36
Prepaid expenses	32	Provision for product warranties	47
Accounts receivable - other	21	Provision for loss on disaster	252
Consumption taxes refund receivable	999	Advances received	468
Other	51	Accounts payable - facilities	582
Allowance for doubtful accounts	(8)	Other	284
Non-current assets	8,750	Non-current liabilities	2,928
Property, plant and equipment	6,538	Long-term loans payable	840
Buildings	3,443	Provision for retirement benefits	1,573
Structures	100	Deferred tax liabilities	401
Machinery, equipment	854	Other	112
Vehicles	3	Total liabilities	12,711
Tools, furniture and fixtures	63	(Net assets)
Land	782	Shareholders’ equity	11,889
Leased assets	135	Capital stock	2,506
Construction in progress	1,155	Capital surplus	2,398
Intangible assets	153	Legal capital surplus	2,028
Software	132	Other capital surplus	369
Software in progress	15	Retained earnings	7,065
Other	5	Legal retained earnings	203
Investments and other assets	2,058	Other retained earnings	6,862
Investment securities	539	Reserve for tax purpose reduction entry of non-current assets	719
Shares of subsidiaries and associates	670	General reserve	3,750
Investments in capital of subsidiaries and associates	828	Retained earnings brought forward	2,392
Other	20	Treasury shares	(80)
		Valuation and translation adjustments	164
		Valuation difference on available-for-sale securities	170
		Deferred gains or losses on hedges	(6)
		Total net assets	12,054
Total assets	24,765	Total liabilities and net assets	24,765

(Note) Amounts of less than one million yen are rounded down.

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NON-CONSOLIDATED STATEMENT OF INCOME

(From April 1, 2024 to March 31, 2025)

(Unit: JPY million)

Item	Amount
Net sales		23,749
Cost of sales		20,554
Gross profit		3,194
Selling, general and administrative expenses		4,153
Operating loss		958
Non-operating income
Interest and dividend income	576
Other	166	742
Non-operating expenses
Interest expenses	19
Foreign exchange losses	8
Other	73	101
Ordinary loss		317
Extraordinary profit
Gain on sales of investment securities	45
Insurance income on disaster	301	346
Extraordinary losses
Loss on valuation of investment securities	4
Provision of reserve for loss on disaster	273	278
Net loss before income taxes		249
Income taxes – current	28
Income taxes – deferred	197	226
Net loss		475

(Note) Amounts of less than one million yen are rounded down.

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NON-CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(From April 1, 2024 to March 31, 2025)

(Unit: JPY million)

	Shareholders’ equity
	Capital stock	Capital surplus			Retained earnings
		Legal capital surplus	Other capital surplus	Total capital surplus	Legal retained earnings	Other retained earnings
						Reserve for tax purpose reduction entry of non-current assets	General reserve
Balance as of April 1, 2024	2,506	2,028	364	2,393	203	730	3,750
Changes of items during period
Reversal of reserve for tax purpose reduction entry of non-current assets						(11)
Dividends of surplus
Loss
Purchase of treasury shares
Disposal of treasury shares			4	4
Net changes of items other than shareholders’ equity
Total changes of items during period	—	—	4	4	—	(11)	—
Balance as of March 31, 2025	2,506	2,028	369	2,398	203	719	3,750

	Shareholders’ equity				Valuation and translation adjustments			Total net assets
	Retained earnings		Treasury shares	Total shareholders’ equity	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Total valuation and translation adjustments
	Other retained earnings	Total retained earnings
	Retained earnings brought forward
Balance as of April 1, 2024	3,575	8,259	(32)	13,127	208	(16)	191	13,319
Changes of items during period
Reversal of reserve for tax purpose reduction entry of non-current assets	11	—		—				—
Dividends of surplus	(718)	(718)		(718)				(718)
Loss	(475)	(475)		(475)				(475)
Purchase of treasury shares			(50)	(50)				(50)
Disposal of treasury shares			1	6				6
Net changes of items other than shareholders’ equity					(37)	9	(27)	(27)
Total changes of items during period	(1,182)	(1,194)	(48)	(1,237)	(37)	9	(27)	(1,265)
Balance as of March 31, 2025	2,392	7,065	(80)	11,889	170	(6)	164	12,054

(Note) Amounts of less than one million yen are rounded down.

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Accounting Auditor’s Audit Report

INDEPENDENT AUDITOR’S REPORT

May 14, 2025

To the Board of Directors of TOYO INNOVEX Co., Ltd.

Grant Thornton Taiyo LLC
Osaka Office, Japan

Mamoru Arihisa
Designated Engagement Partner
Certified Public Accountant

Keisuke Toda
Designated Engagement Partner
Certified Public Accountant

Opinion

Pursuant to Article 444, paragraph (4) of the Companies Act, we have audited the consolidated financial statements of TOYO INNOVEX Co., Ltd. and its consolidated subsidiaries (the “Group”), which comprise the Consolidated Balance Sheet as of March 31, 2025, and the Consolidated Statement of Income, the Consolidated Statement of Changes in Equity, and the Notes to Consolidated Financial Statements for the consolidated fiscal year from April 1, 2024 to March 31, 2025.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Group as of March 31, 2025, and its consolidated financial performance for the year then ended in accordance with accounting principles generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the “Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements” section of our report. We are independent of the Group in accordance with the professional ethical requirements in Japan that are relevant to our audit, and we have fulfilled our other ethical responsibilities as an auditor in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for expressing our opinion.

Other Information

The other information comprises the business report and its supplementary schedules. Management is responsible for the preparation and disclosure of the other information. In addition, the Corporate Auditors and the Board of Corporate Auditors are responsible for overseeing the Directors’ execution of duties within the maintenance and operation of the reporting process for the other information.

The scope of our opinion on the consolidated financial statements does not include the content of the other information, and we do not express an opinion regarding the other information.

Our responsibility in auditing the consolidated financial statements is to read through the other information, and in the process of reading it, to examine whether there are material differences between the other information and the consolidated financial statements or the knowledge we have gained in the auditing process, and also to pay attention as to whether there are any indications in the other information of material errors besides such material differences.

If we determine there to be material errors in the other information based on the work we have performed, we are required to report those facts.

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There are no matters to report regarding the other information.

Responsibilities of Management, the Corporate Auditors and the Board of Corporate Auditors for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Japan. This includes the maintenance and operation of such internal control as management determines is necessary to enable the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing whether it is appropriate to prepare the consolidated financial statements with the assumption of the Group’s ability to continue as a going concern, and, where necessary, disclosing matters related to going concern in accordance with accounting principles generally accepted in Japan.

The Corporate Auditors and the Board of Corporate Auditors are responsible for overseeing the Directors’ execution of duties within the maintenance and operation of the financial reporting process.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our responsibilities are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion on the consolidated financial statements based on our audit from an independent point of view. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the decisions of users taken on the basis of the consolidated financial statements.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

• Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Selecting audit procedures to be applied is at the discretion of the auditor. Obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

• Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances in making risk assessments, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control.

• Evaluate the appropriateness of accounting policies used by management and their method of application, as well as the reasonableness of accounting estimates made by management and related notes thereto.

• Conclude on the appropriateness of management’s use of the going concern basis for preparing the consolidated financial statements and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related notes to the consolidated financial statements or, if the notes to the consolidated financial statements on material uncertainty are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Group to cease to continue as a going concern.

• Evaluate whether the presentation of the consolidated financial statements and the notes thereto are in accordance with accounting principles generally accepted in Japan, the overall presentation, structure and content of the consolidated financial statements, including the related notes thereto, and whether the consolidated financial statements fairly present the underlying transactions and events.

• Plan and perform the audit of the consolidated financial statements to obtain sufficient and appropriate audit evidence regarding the financial information of the Group as a basis for expressing an opinion on the consolidated financial statements. We are responsible for the direction, supervision and review of the audit work performed for purposes of the audit of the consolidated financial statements. We remain solely responsible for our audit opinion.

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We report to the Corporate Auditors and the Board of Corporate Auditors the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit, and other matters required by auditing standards.

We also provide the Corporate Auditors and the Board of Corporate Auditors with a statement that we have complied with relevant ethical requirements regarding independence in Japan, and report to them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, actions taken to eliminate obstruction factors when such measures are employed, and the contents of safeguards used to reduce obstruction factors to permissible levels when such safeguards are employed.

Conflict of Interest

Our firm and its designated engagement partners do not have any interest in the Group which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act.

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Accounting Auditor’s Audit Report

INDEPENDENT AUDITOR’S REPORT

May 14, 2025

To the Board of Directors of TOYO INNOVEX Co., Ltd.

Grant Thornton Taiyo LLC
Osaka Office, Japan

Mamoru Arihisa
Designated Engagement Partner
Certified Public Accountant

Keisuke Toda
Designated Engagement Partner
Certified Public Accountant

Opinion

Pursuant to Article 436, paragraph (2), item (i) of the Companies Act, we have audited the non-consolidated financial statements, which comprise the Non-consolidated Balance Sheet as of March 31, 2025, the Non-consolidated Statement of Income, the Non-consolidated Statement of Changes in Equity, and the Notes to Non-consolidated Financial Statements and related supplementary schedules of TOYO INNOVEX Co., Ltd. (the “Company”) for the 151st fiscal year from April 1, 2024 to March 31, 2025 (collectively, the “Non-consolidated Financial Statements, Etc.”).

In our opinion, the Non-consolidated Financial Statements, Etc. referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2025, and its financial performance for the year then ended in accordance with accounting principles generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the “Auditor’s Responsibilities for the Audit of the Non-consolidated Financial Statements, Etc.” section of our report. We are independent of the Company in accordance with the professional ethical requirements in Japan that are relevant to our audit, and we have fulfilled our other ethical responsibilities as an auditor in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for expressing our opinion.

Other Information

The other information comprises the Business Report and its supplementary schedules. Management is responsible for the preparation and disclosure of the other information. In addition, the Corporate Auditors and the Board of Corporate Auditors are responsible for overseeing the Directors’ execution of duties within the maintenance and operation of the reporting process for the other information.

The scope of our opinion on the Non-consolidated Financial Statements, Etc. does not include the content of the other information, and we do not express an opinion regarding the other information.

Our responsibility in auditing the Non-consolidated Financial statements, Etc. is to read through the other information, and in the process of reading it, to examine whether there are material differences between the other information and the Non-consolidated financial statements, Etc. or the knowledge we have gained in the auditing process, and also to pay attention as to whether there are any indications in the other information of material errors besides such material differences.

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If we determine there to be material errors in the other information based on the work we have performed, we are required to report those facts.

There are no matters to report regarding the other information.

Responsibilities of Management, the Corporate Auditors and the Board of Corporate Auditors for the Non-consolidated Financial Statements, Etc.

Management is responsible for the preparation and fair presentation of the Non-consolidated Financial Statements, Etc. in accordance with accounting principles generally accepted in Japan. This includes the maintenance and operation of such internal control as management determines is necessary to enable the preparation and fair presentation of Non-consolidated Financial Statements, Etc. that are free from material misstatement, whether due to fraud or error.

In preparing the Non-consolidated Financial Statements, Etc., management is responsible for assessing whether it is appropriate to prepare the Non-consolidated Financial Statements, Etc. with the assumption of the Company’s ability to continue as a going concern, and, where necessary, disclosing matters related to going concern in accordance with accounting principles generally accepted in Japan.

The Corporate Auditors and the Board of Corporate Auditors are responsible for overseeing the Directors’ execution of duties within the maintenance and operation of the financial reporting process.

Auditor’s Responsibilities for the Audit of the Non-consolidated Financial Statements, Etc.

Our responsibilities are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion on the Non-consolidated Financial statements, Etc. based on our audit from an independent point of view. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the decisions of users taken on the basis of the Non-consolidated Financial Statements, Etc.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

• Identify and assess the risks of material misstatement of the Non-consolidated Financial Statements, Etc., whether due to fraud or error, and design and perform audit procedures responsive to those risks. Selecting audit procedures to be applied is at the discretion of the auditor. Obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

• Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances in making risk assessments, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

• Evaluate the appropriateness of accounting policies used by management and their method of application, as well as the reasonableness of accounting estimates made by management and related notes thereto.

• Conclude on the appropriateness of management’s use of the going concern basis for preparing the Non-consolidated Financial Statements, Etc. and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related notes to the Non-consolidated Financial Statements, Etc. or, if the notes to the Non-consolidated Financial Statements, Etc. on material uncertainty are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

• Evaluate whether the presentation of the Non-consolidated Financial Statements, Etc. and the notes thereto are in accordance with accounting principles generally accepted in Japan, the overall presentation, structure and content of the Non-consolidated Financial Statements, Etc., including the related notes thereto, and whether the Non-consolidated Financial Statements, Etc. fairly present the underlying transactions and events.

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We report to the Corporate Auditors and the Board of Corporate Auditors the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit, and other matters required by auditing standards.

We also provide the Corporate Auditors and the Board of Corporate Auditors with a statement that we have complied with relevant ethical requirements regarding independence in Japan, and report to them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, actions taken to eliminate obstruction factors when such measures are employed, and the contents of safeguards used to reduce obstruction factors to permissible levels when such safeguards are employed.

Conflict of Interest

Our firm and its designated engagement partners do not have any interest in the Company which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act.

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Audit Report by the Board of Corporate Auditors

Audit Report

In regard to Directors’ execution of their duties for the 151st business year from April 1, 2024 to March 31, 2025, the Board of Corporate Auditors has prepared this Audit Report, as a unanimous opinion of all Corporate Auditors, after deliberations based on the audit reports prepared by each Corporate Auditor, and reports as follows.

1.	Method and Contents of Audits by Corporate Auditors and the Board of Corporate Auditors
(1)	The Board of Corporate Auditors determined the audit policies and the audit plan, etc. for the business year under review and received reports from each Corporate Auditor regarding the implementation status and results of their audits, in addition to which it received reports from Directors, etc. and the Accounting Auditor regarding the status of the execution of their duties and requested explanations as necessary.
(2)	In compliance with the audit standards of the Board of Corporate Auditors established by the Board of Corporate Auditors and in accordance with the audit policies and the audit plan, etc. for the business year under review, each Corporate Auditor communicated with Directors, the internal audit department, and other employees, etc., by utilizing the Internet and other means, endeavored to gather information and develop the audit environment, and conducted audits using the following methods.
(i)	Corporate Auditors attended meetings of the Board of Directors and other important meetings, received reports from Directors and employees, etc. regarding the status of the execution of their duties and asked questions and offered opinions whenever necessary, viewed important decision-making documents, etc., and inspected the status of operations and assets with respect to the head office and main business locations. Additionally, in regard to subsidiaries, the Corporate Auditors communicated and exchanged information with the directors and the corporate auditors, etc. of subsidiaries by utilizing the Internet and other means, requested the subsidiaries to make reports on their business as necessary, and inspected the status of operations and assets of subsidiaries. The results of the audits by the Board of Corporate Auditors were reported to the Board of Directors and persons responsible for relevant departments, and the status of the response thereto was confirmed at a later date.
(ii)	In regard to the content of resolutions of the Board of Directors regarding the development of systems to ensure that Directors’ execution of their duties complies with laws, regulations, and the Articles of Incorporation and other systems provided for in Article 100, paragraph (1) and paragraph (3) of the Regulations for Enforcement of the Companies Act as systems necessary to ensure the appropriateness of operations of the corporate group composed of a stock company and its subsidiaries, as well as the systems developed pursuant to those resolutions (i.e., internal control systems) stated in the Business Report, Corporate Auditors received reports from Directors and employees, etc. regarding the status of the establishment and operation of those systems, requested explanations as necessary and expressed opinions in regard thereto.
(iii)	Corporate Auditors oversaw and verified whether the Accounting Auditor maintained an independent position and conducted an appropriate audit, received reports from the Accounting Auditor on the status of the execution of its duties, and requested explanations as necessary. Additionally, Corporate Auditors received notification from the Accounting Auditor that, in accordance with the “Quality Control Standards for Audits” (Business Accounting Council), etc., it had developed systems for ensuring that the performance of its duties is being carried out correctly (i.e., notification of the matters stated in the items of Article 131 of the Regulation on Corporate Accounting) and requested explanations as necessary.

Using the methods above, the Board of Corporate Auditors examined the Business Report, the supplementary schedules thereto, the Non-consolidated Financial Statements (i.e., the Non-consolidated Balance Sheet, the Non-consolidated Statement of Income, the Non-consolidated Statement of Changes in Equity, and the Notes to the Non-consolidated Financial Statements), the supplementary schedules thereto, and the Consolidated Financial Statements (i.e., the Consolidated Balance Sheet, the Consolidated Statement of Income, the Consolidated Statement of Changes in Equity, and the Notes to the Consolidated Financial Statements) for the business year.

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2.       Audit Results

(1)	Results of audit of the Business Report, etc.
(i)	We find that the Business Report and the supplementary schedules thereto accurately present the status of the Company in accordance with laws, regulations, and the Articles of Incorporation.
(ii)	We do not find any misconduct nor any material fact constituting a violation of any law, regulation, or the Articles of Incorporation in relation to Directors’ execution of their duties.
(iii)	We find the content of the resolutions of the Board of Directors regarding internal control systems to be reasonable. Additionally, we do not find any matters that should be commented upon in regard to the statements in the Business Report or Directors’ execution of their duties relating to the internal control systems.
(2)	Results of audit of Non-consolidated Financial Statements and supplementary schedules thereto

We find the methods and results of the audit by the Accounting Auditor, Grant Thornton Taiyo LLC, to be reasonable.

(3)	Results of audit of Consolidated Financial Statements

We find the methods and results of the audit by the Accounting Auditor, Grant Thornton Taiyo LLC, to be reasonable.

May 23, 2025

The Board of Corporate Auditors, TOYO INNOVEX Co., Ltd.

Takayuki Fujimoto, Full-time Corporate Auditor [Seal]

Yuka Shimokobe, Outside Corporate Auditor [Seal]

Amane Sawa, Outside Corporate Auditor [Seal]

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